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                                                                   EXHIBIT 10.16


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                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE.


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                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                             White Plains, New York 10601

















                                     Prepared By:

                                  THE LAW OFFICES OF
                                  HIRSCH & KATZ, LLP
                                  595 STEWART AVENUE
                                      SUITE 400
                             GARDEN CITY, NEW YORK 11530
                                    (516) 227-1117

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                                  TABLE OF CONTENTS

ARTICLE 1 - DEMISE; TERM . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2 - RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 3 - TAXES AND COMMON AREA MAINTENANCE
               CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 4 - USE OF DEMISED PREMISES. . . . . . . . . . . . . . . . . . . . . .7

ARTICLE 5 - POSSESSION AND CONDITION OF DEMISED PREMISES . . . . . . . . . . .8

ARTICLE 6 - UTILITIES, CLEANING, ETC.. . . . . . . . . . . . . . . . . . . . .9

ARTICLE 7 - REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 8 - THE WORK; LESSEE'S ALTERATIONS . . . . . . . . . . . . . . . . . 13

ARTICLE 9 - COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 10 - RIGHTS RESERVED TO LESSOR . . . . . . . . . . . . . . . . . . . 14

ARTICLE 11 - INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 12 - DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 13 - CURING DEFAULT'S; FEES AND EXPENSES . . . . . . . . . . . . . . 17

ARTICLE 14 - DEFAULT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT. . . . . . . . . . . . . 20

ARTICLE 16 - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 17 - MECHANICS AND OTHER LIENS . . . . . . . . . . . . . . . . . . . 22

ARTICLE 18 - CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 19 -  COVENANT OF QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . 23

ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL . . . . . . . . . . . . . 23

ARTICLE 21 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING . . . . . . . . . . . . 24

ARTICLE 23 - RIGHTS CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 24 - CONVEYANCE; LIABILITY OF PARTIES. . . . . . . . . . . . . . . . 25

ARTICLE 25 - CHANGES AND ALTERATIONS BY LESSEE . . . . . . . . . . . . . . . 26

ARTICLE 26 - CERTIFICATE OF LESSEE . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 27 - ASSIGNMENTS, SUBLEASES AND MORTGAGES. . . . . . . . . . . . . . 27

ARTICLE 28 - SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY . . . . . . . . . . . . 30

ARTICLE 30 - RENEWAL TERM. . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE 31 -   FIBER OPTIC NETWORK SERVICES. . . . . . . . . . . . . . . . . 32

ARTICLE 32 - BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33


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ARTICLE 33 - SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE 34 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 35 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 37


                              LIST OF EXHIBITS TO LEASE

EXHIBIT "A"         THE METES AND BOUNDS DESCRIPTION OF THE PROPERTY

EXHIBIT "B"         THE FLOOR PLANS OF THE DEMISED PREMISES

EXHIBIT "C"         BUILDING RULES AND REGULATIONS

EXHIBIT "D"         CLEANING SPECIFICATIONS

EXHIBIT "E"         THE PLANS FOR THE WORK

EXHIBIT "F"         THE PARTIES FINANCIAL CONTRIBUTIONS FOR THE WORK

EXHIBIT "G"         STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY
                    LESSEES

     AGREEMENT OF LEASE, dated as of March 9, 1998, between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an office at 900 Cottage Grove Road, S-311, Hartford, Connecticut 06152-2311 (hereinafter referred to as "Lessor") and METROMEDIA FIBER SERVICES INC., a Delaware corporation, with offices at 110 East 42nd Street, Suite 1502, New York, New York 10017 (hereinafter referred to as "Lessee");

                                 W I T N E S S E T H

     WHEREAS, Lessor is the owner in fee simple absolute of the land and all the improvements erected thereon and more particularly described in EXHIBIT "A" annexed hereto (the "Property");

     WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to hire from
Lessor: (i) a portion of the Fourth (4th) floor in the Building (as hereinafter defined) located on the Property and which shall be deemed to consist of approximately Fifteen Thousand, Sixty-One (15,061) rentable square feet (hereinafter referred to as the "Initial Premises") as more particularly described on the floor plans annexed hereto as EXHIBIT "B" and made a part hereof, and (ii) a portion of the Fourth (4th) floor in the Building located on the Property adjacent to the Initial Premises and which shall be deemed to consist of approximately Six Thousand, Two Hundred and Seventy-Five (6,275) rentable square feet (hereinafter referred to as the "Additional Premises") as more particularly described on the floor plans annexed hereto as EXHIBIT "B-1" and made a part hereof. The Initial Premises and Additional Premises shall be deemed to consist of Twenty-One Thousand, Three Hundred and Thirty-Six (21,336) rentable square feet and are hereinafter sometimes referred to collectively as the "Demised Premises;"

     WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to hire from Lessor all that certain personal property presently located in the Demised Premises more particularly described on schedule annexed hereto as EXHIBIT "B-2" and made a part hereof (the "Personal Property") as of the Initial Premises Commencement Date and Additional Premises Commencement Date, as the case may be;

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements hereinafter set forth Lessor and Lessee agree as follows:

                               ARTICLE 1 - DEMISE; TERM

     SECTION 1.01.A. Lessor, in consideration of the rents hereinafter reserved and of the terms, covenants, conditions and agreements herein contained on the part of Lessee to be paid, observed and fulfilled, does hereby demise and lease the Demised Premises to Lessee and Lessee hereby hires the same from Lessor; subject to all present and future zoning ordinances, laws, regulations, requirements and orders, including building restrictions and regulations, and all other present and future ordinances, laws, regulations, requirements and orders of all departments, boards, bureaus, commission and bodies, of any municipal, county, state or federal governments now or hereafter having or acquiring jurisdiction of the Demised Premises; Taxes (as hereinafter defined) not yet due and payable; all other present and future covenants, easements and restrictions affecting the Property and the Demised Premises and the revocable nature of any restriction, easement, agreement, ordinance or right affecting the Property and the Demised Premises.

     B.1. The Initial Premises are Demised and leased unto Lessee, its permitted successors and assigns, for a term ("Term") commencing on the Initial Premises Commencement Date (as hereinafter defined) and expiring at noon on the last day ("Expiration Date") of the first full month in which the Fifth (5th) anniversary of the Initial Premises Commencement Date falls, unless the same shall sooner terminate pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law or be extended pursuant to the provisions of
Article 30 hereof.

     2. The Additional Premises are demised and leased unto Lessee, its permitted successors and assigns, for a term commencing on the Additional Premises Commencement Date (as hereinafter defined) and expiring at noon on the Expiration Date, unless the same shall sooner terminate pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law or be extended pursuant to the provisions of Article 30 hereof.

     SECTION 1.02.A. As used herein, the term "Initial Premises Commencement Date" shall mean the date which is the sooner of: (i) the date that the Initial Premises Work (as hereinafter

                                     Page 1 of 40
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defined) is substantially completed (in accordance with the provisions of
Section 34.02(e) hereof), and (ii) the date which is such number of days prior to the Initial Premises Commencement Date as shall equal the number of days, if any, by which commencement or performance of the Initial Premises Work shall have been delayed by reason of Lessee's Delays (as hereinafter defined).

     B. As used herein the term "Additional Premises Commencement Date" shall mean the date which is the later of: (i) the date that the Additional Premises Work (as hereinafter defined) is substantially completed (in accordance with the provisions of Section 34.02(e) hereto, and (ii) the date which is such number of days prior to the Additional Premises Commencement Date as shall equal the number of days, if any, by which commencement or performance of the Additional Premises Work shall have been delayed by reason of Lessee's Delays, or (iii) September 1, 1998.

     SECTION 1.03. Upon determination of the date which is the Initial Premises, Commencement Date, the Additional Premises Commencement Date, and Expiration Date, as provided in this Section 6, Lessee, upon the request of Lessor, shall execute and deliver to Lessor a statement setting forth the Initial Premises Commencement Date, Additional Premises Commencement Date and Expiration Date, but the failure of Lessee to execute and deliver such statement shall not detract from the effectiveness of any of the provisions of this Lease.

                                   ARTICLE 2 - RENT

     SECTION 2.01. Lessee shall pay to Lessor, or to such other person as Lessor may from time to time designate, at the address specified in or pursuant to
Section 2.04, during the Term, fixed rent ("Fixed Rent"), over and above the other and additional payments to be made by Lessee as hereinafter provided, as follows:

          A. During and in respect of the period from the Initial Premises Commencement Date to the day preceding the Additional Premises Commencement Date (both dates inclusive), an amount each year equal to Four Hundred and Ten Thousand, Four Hundred and Twelve and 24/100 ($410,412.24) Dollars payable in equal monthly installments of Thirty-Four Thousand, Two Hundred and One and 02/100 ($34,201.02) Dollars; and

          B. During and in respect of the period from the Additional Premises Commencement Date to the Expiration Date (both dates inclusive), an amount each year equal to Five Hundred and Eighty-One Thousand, Four Hundred and Six and 00/100 ($581,406.00) Dollars payable in equal monthly installments of Forty-Eight Thousand, Four Hundred and Fifty and 50/100 ($48,450.50) Dollars.

     SECTION 2.02. Fixed Rent shall be paid in equal monthly installments on the first day of each and every month during the Term without any set off or deduction whatsoever; PROVIDED, HOWEVER, that if Fixed Rent shall be payable for any period prior to the first day of the first full month during the Term then such Fixed Rent shall be paid in a proportionate amount for the number of days in such period and paid as and when the first full monthly installment would be payable had Lessee not prepaid such amount as provided for in the following sentence. Notwithstanding the foregoing, Lessee shall pay the first full monthly installment of Fixed Rent upon execution of this Lease.

     SECTION 2.03. If Lessee shall fail to pay as and when due under this Lease any License Fee or Additional Rent (as hereinafter defined), and such failure shall not be remedied within the grace period (if any) applicable thereto under this Lease, Lessor shall have all of the rights and remedies provided in this Lease as in the case of default in the payment of the Fixed Rent, including any rights available to Lessor at law or in equity. Except as otherwise specifically provided in this Lease, the Fixed Rent, License Fee and Additional Rent shall be paid without notice, demand, credit, abatement, deduction or setoff of any kind whatsoever. The Fixed Rent, License Fee and Additional Rent are sometimes referred to collectively herein as "Rent."

     SECTION 2.04. Lessee shall pay the Rent to Lessor in lawful money of the United States of America which shall be legal tender for all debts, public and private, at the time of payment, at the office of Lessor set forth above, or to such other person or persons and/or at such other place or places as Lessor may designate from time to time by notice to Lessee. Such payments may be by check of Lessee, subject to collection, payable to the order of Lessor or to such other person or persons as Lessor may designate from time to time by notice to Lessee; any such payment shall be deemed made upon receipt thereof, subject to collection.

                                     Page 2 of 40
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     SECTION 2.05. Any obligation of Lessee for payment of Rent which shall have accrued with respect to any period during or prior to the Term shall survive the expiration or termination of this Lease.

                ARTICLE 3 - TAXES AND COMMON AREA MAINTENANCE CHARGES

     SECTION 3.01. As used herein:

     A. "Lessor's Statement" shall mean an instrument containing a computation of any Additional Rent payable by Lessee to Lessor pursuant to this Article.

     B. "Common Area Maintenance Charges" shall mean all costs and expenses of whatever kind or nature, whether or not herein specifically mentioned or now contemplated, which are incurred by Lessor or Lessor's agents in connection with the use, operation, repair or maintenance of the Building and/or Property, including, but not limited to the following: (1) premiums and other charges for insurance which Lessor is required or permitted to maintain hereunder including, but not limited to, general comprehensive liability insurance covering bodily injury, personal injury (including death), property damage, public liability, non-hired automobile insurance, sign insurance, plate glass insurance and any other insurance incurred by Lessor for the Building and/or Property; (2) costs and expenses of performing repairs in or to the Building and/or Property and the sidewalks and curbs adjacent thereto; (3) costs and expenses of performing repairs, resurfacing of the parking lots and any adjacent facilities; (4) costs and expenses of landscaping and maintaining the grounds of the Building and/or Property; (5) costs and expenses of snow and ice removal and/or treatment; (6) costs and expense of rubbish, garbage and other refuse removal; (7) fees and disbursements payable to Albert B. Ashforth Inc. ("Ashforth") to furnish management, repair, or other services regarding the Building and/or Property, except that, in the case of any such person who is affiliated with Lessor, such fees shall not exceed that which is customary or reasonable in the industry for similar buildings in Westchester County; (8) fees and disbursements payable to any person (other than "Ashforth") to furnish management, repair or other services regarding the Building and/or Property, except that, to the extent that such fees shall not exceed that which is customary or reasonable in the industry for similar buildings in Westchester County; (9) cost and expenses of performing repair and replacement of all structural walls, roofs, and plate glass doors and windows, if any, which are not expressly made part of the Building, Property or the Demised Premises; (10) cost of refurbishing the common areas and modernizing and replacing equipment servicing the common areas, as is necessary, including but not limited to regular painting of non-tenanted areas at the Building and/or Property; (11) cost and expense of maintenance and repairs of the structural elements of the Building and/or Property; (12) costs and expenses of performing repair, maintenance and replacement of lighting and lighting fixtures to the common areas; (13) repair, maintenance, and replacement, if necessary, of all or any part of the sprinkler system installed in any part of the Building and/or Property; (14) cost of utilities, such as electricity, water and sewer; depreciation of the capital cost of all machinery, equipment (including on-site sewage, lighting and power facilities) and vehicles used in connection with the operation and maintenance of the common areas as determined by Lessor for federal income tax purposes but utilizing the straight-line method of computing depreciation and the normal useful lives; (15) costs and expenses of performing repairs, maintenance and replacements of all heating, ventilating and air conditioning equipment installed in any part of the Building, including but not limited to that portion contained within the Demised Premises; (16) cost and expense of performing repairs, maintenance and replacement, if necessary, of utility lines, sanitary and storm sewer lines and culverts and drainage facilities; (17) costs and expenses of providing and maintaining security, if any; (18) costs and expenses of providing and maintaining traffic control, if any; (19) labor costs and expenses of full time personnel employed at the Property in connection with the operation of the Building including and below the grade of building manager; (20) costs and expenses of providing holiday and other decorations to the Building and/or Property; (21) costs and expenses of performing repairs, maintenance and replacements of all elevators and escalators in any part of the Building and/or Property; (22) cost and expense of providing and maintaining porter and matron service at the Building and/or Property, if any; (23) cost and expense of providing and performing cleaning and related services; (24) cost and expense of providing window washing; (25) cost and expense of all supplies; (26) wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees of Lessor; (27) cost and expense of all uniforms and working clothes for such employees and the cleaning thereof; (28) cost and expense imposed on Lessor pursuant to law or to any collective bargaining agreement with respect to such employees; (29) cost and expense of providing and maintaining worker's compensation insurance, payroll, social security, unemployment and other taxes now in effect
                                     Page 3 of 40
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or hereinafter imposed with respect to such employees; (30) cost of all sales, utility and use taxes and other taxes of like import now in effect or hereinafter imposed; (31) cost and expense of all maintenance and service contracts for the Building and/or Property; (32) cost of all other normal operating expenses of repair, operation, and maintenance of the Building and/or Property; (33) cost and expense of providing and maintaining loading dock and mail personnel, if any; (34) cost and expense of all professional and consulting fees, including legal and audit fees and all costs and disbursements incurred in connection therewith; (35) such cost and expenses shall be subject to Lessor's overhead and administrative cost of Five (5%) percent; and (36) the cost of any capital equipment or capital expenditures only to the extent provided for in
Section 3.0l.C. hereof; PROVIDED, HOWEVER, that the following items shall be excluded from Common Area Maintenance Charges: (1) leasing commissions; (2) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent the same is or would have been covered by insurance required to be maintained by Lessor herein), or caused by the exercise of the right of eminent domain (to the extent same is covered by any condemnation award) less any cost incurred by Lessor in obtaining such insurance proceeds or condemnation award;
(3) costs incurred in performing work or furnishing services to or for individual tenants (including Lessee) at such tenant's expense; (4) debt service on any mortgages now or hereafter encumbering the Building and/or Property; (5) the cost of performing or furnishing services for tenants at Lessor's expense, to the extent that such work or service Lessor is obligated to furnish to or for tenants at Lessor's expense; (6) the cost of attorneys' fees incurred in connection with negotiating and drafting leases with tenants, or in connection with disputes with tenants; (7) costs incurred in the sale or refinancing of the Building and/or Property; (8) interest or penalties due to Lessor's violations of law, (9) advertising and promotional expenses; (10) depreciation; and (11) leasehold improvements made for tenants.

     C.1. If Lessor shall purchase any item of capital equipment or make any capital expenditure intended to result in savings or reductions in the Common Area Maintenance Charges and which Lessor reasonably believes shall provide Lessee with the benefit of a savings or reduction in such Common Area Maintenance Charges based upon the advice of Lessor's consultants, then the actual costs for same shall be included in the Common Area Maintenance Charges, to the extent hereinafter set forth. Lessor shall deliver to Lessee, promptly following Lessee's request, a copy of any concluded studies conducted by Lessor which show anticipated savings or reductions in such Common Area Maintenance Charges as a result of any planned capital expenditure or purchase of capital equipment. The costs of capital equipment or capital expenditures shall be included in the Common Area Maintenance Charges in the year in which the costs are incurred and in any subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated at the time in which such savings or reductions in such Common Area Maintenance Charges are expected to equal Lessor's costs for such capital equipment or capital expenditure, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the period of amortization at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment designed to result in savings or reductions in any Common Area Maintenance Charges, then the rentals and other costs paid pursuant to such leasing shall be included in such Common Area Maintenance Charges for the year in which they were incurred.

     2. If Lessor shall purchase any item of capital equipment or make any other capital expenditure in order to comply with Legal Requirements, Insurance Requirements or Environmental Laws (as those terms are hereinafter defined) or reasonably necessary in order to benefit or increase the safety and security of the Building, Property, or its tenants and/or invitees, then the costs for same shall be included in Common Area Maintenance Charges for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the useful life of such items at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment to comply with Legal Requirements, Insurance Requirements, Environmental Laws or to increase safety and security then, in such event, the rentals and other costs paid pursuant to such leasing shall be included in Common Area Maintenance Charges for the year in which they were incurred.

     3. If during all or part of any year, including calendar year 1998, (i) less than ninety-five percent (95%) of the leasable space in the Building is occupied by tenants or occupants or (ii) Lessor shall furnish any particular item(s) of work or service (which would constitute a Common Area Maintenance Charge hereunder) to less than ninety-five percent (95%) of the leasable portions of the Building or to only a portion of the Property, due to the fact that less than ninety-five percent (95%) of the leasable portions of the Building are occupied, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the Additional Rent payable hereunder, the amount of Common Area Maintenance Charges or the amount of the expenses attributable to such item as the case may be, for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period had the Building been at least ninety-five percent (95%) occupied or had Lessor furnished such item of work or services to such other portions of the Building or the Property.

     D. Lessor shall have the absolute right, at all times during the Term and any Renewal Term (as hereinafter defined) to increase, reduce, alter or otherwise modify the way in which it uses, operates, repairs, or maintains the Building and/or the Property and the cost thereof. Nothing contained herein shall require Lessor to incur or provide any particular service or charge in connection with its use, operation, repair or maintenance of the Building and/or Property, it being agreed and understood that the items described in Section 3.0l.B. are by way of illustration only and shall not obligate Lessor thereto, except that Lessor shall maintain the Building and Property as a first class office building located in Westchester County, New York.

     E. The term "Taxes" shall mean all such taxes, assessments, use and occupancy taxes in respect of this Lease and any subleases made hereunder, water and sewer charges, rates and rents, water and other meter charges and all such other charges, taxes, levies and sums of every kind or nature whatsoever, general and special, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall or may during or in respect of the Term (or any period prior to the Term for which Fixed Rent is payable) be assessed, levied, charged or imposed upon or become a lien on the Property, Building, or Demised Premises, or any part thereof, or anything appurtenant thereto, or the sidewalks, streets or roadways in front of, adjacent to or appurtenant to the Property, Building or Demised Premises (and which have a basis related in any way to the Property, Building, or Demised Premises and/or the use or manner of use thereof), or which, if imposed on Lessee or in respect of the Property, Building or Demised Premises and if not paid by Lessee, would be collectible from Lessor, or which have been so assessed, levied, charged or imposed prior to the Term (but, in the last-mentioned case, only with respect to a period falling within the Term); PROVIDED, HOWEVER, that, except if and to the extent otherwise provided in the succeeding sentence, "Taxes" shall not mean federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes or penalties or interest for late payment of any tax in respect of which Lessee shall have duly made payment of Additional Rent as herein provided. If, at any time during the Term, the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of or as a substitution in whole or in part for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, shall be levied, assessed or imposed any tax or other charge on or in respect of the Property, Building and/or Demised Premises or the rents, income or gross receipts of Lessor therefrom (including any county, town, municipal, state or federal levy), then such tax or charge shall be deemed a Tax, but only to the extent that such Tax would be payable if the Property, Building or Demised Premises, or the rent, income or gross receipts received therefrom, were the only property of Lessor subject to such Tax, and Lessee shall pay and discharge the same as herein provided in respect of the payment of Taxes.

     F. The term "School Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property, for the 1997/1998 School Tax and "Town Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property for the 1998 Town, County and State Tax.

     G. The term "School Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of January of each such period; and "Town Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of January of each such period, in which any part of the term of this Lease shall occur, or such other periods of twelve
(12) months as may be adopted as the fiscal year for real estate tax purposes.

     SECTION 3.02.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the Commencement Date to the Expiration Date (both dates inclusive) for each School Tax Year and Town Tax Year or portion thereof, its proportionate share ("Lessee's Proportionate Share," as hereinafter defined) of increases in Taxes which will be imposed, levied, assessed or collected on the Property, and/or Building of which the Demised Premises are a part, for such School Tax Year and/or Town Tax Year, as the case may be, over the respective tax bases regardless of whether such increase results from a higher tax rate and/or an increase in the assessed valuation of either the Property or Building or any other tax. Reasonable fees and expenses, if any, incurred in obtaining any reduction in assessed valuation from the tentative
                                     Page 5 of 40
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assessment to the final assessment shall also be considered an increase in Taxes for the purpose of this provision. Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable tax year together with the payment of Fixed Rent. Copies of tax bills applicable to the School Tax Base and the Town Tax Base, as the case may be, and to any such applicable tax year shall be made available by Lessor for inspection by Lessee during normal business hours. In the event of any reduction in Taxes after final assessment and with respect to which Lessee has paid its proportionate share, any such reduction, less fees and expenses incurred to obtain such reduction shall be refunded in proportionate amounts to Lessee.

     B. If Lessor obtains a reduction of either the School Tax Base or Town Tax Base by final determination of legal proceedings or otherwise, then: (i) the School Tax Base or Town Tax Base shall be correspondingly revised, (ii) all Tax payments theretofore paid or payable hereunder shall be recomputed on the basis of such reduction, (iii) Lessee shall pay to Lessor as Additional Rent, within thirty (30) days after receipt of a bill therefor, any deficiency between the amount of such Tax payments theretofore computed and the amount thereof due as a result of such recomputations and (iv) all future Tax payments shall be computed using the revised School Tax Base and Town Tax Base.

     SECTION 3.03.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the Commencement Date to the Expiration Date (both dates inclusive) for each calendar year or portion thereof, Lessee's Proportionate Share of the increases in the Common Area Maintenance Charges over the over the Base Common Area Maintenance Charges (as hereinafter defined).
Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable calendar year together with the payment of Fixed Rent.

     B. The term "Base Common Area Maintenance Charges" shall mean the Common Area Maintenance Charges in effect for the calendar year ending December 31, 1998.

     SECTION 3.04.A. At any time hereafter and from time to time, Lessor may furnish to Lessee a Lessor's Statement setting forth (i) Lessor's actual Common Area Maintenance Charges (or any one or more items thereof) and/or actual Taxes for a period which shall have expired and/or (ii) Lessor's reasonable estimate of Common Area Maintenance Charges and/or Taxes for a succeeding period. Within thirty (30) days next following rendition of each such Lessor's Statement, Lessee shall pay to Lessor the entire amount, if any, shown on such Lessor's Statement as being due with respect to any period which shall have expired. In addition, Lessee shall pay to Lessor, on the first day of each month following rendition of each such Lessor's Statement, on account of the estimated Additional Rent thereafter payable, a proportionate sum of the total Additional Rent shown upon such Lessor's Statement as being Lessor's reasonable estimate for a succeeding period on an annual basis (it being agreed that Lessor's estimate shall in any event be deemed reasonable if it is based on actual Common Area Maintenance Charges (or any one or more items thereto and/or actual Taxes for a period which shall have expired immediately prior thereto, so that one month prior to the end of such period, Lessee's Proportionate Share of the increase shall be paid in full, and Lessee shall continue to pay Additional Rent on such basis until receipt of a subsequent Lessor's Statement. Such Additional Rent shall be due and payable at the same time as each monthly installment of Fixed Rent.

     B. A reconciliation shall be made upon each Lessor's Statement as follows:
Lessee shall be debited with any Common Area Maintenance Charges and/or Taxes payable as shown on such Lessor's Statement, and credited with the aggregate of the total amount, if any, paid by Lessee in accordance with the provisions of the preceding paragraph on account of the estimated Additional Rent, for the period or item in question, and, within thirty (30) days next following rendition of such Lessor's Statement, Lessee shall pay Lessor the amount of any net debit balance shown thereon or Lessor shall apply against the next ensuing installments of Fixed Rent the net credit balance shown thereon.

     C. Without limiting the preceding provisions of Section 3.04, it is understood that Lessor shall furnish a Lessor's Statement, for each calendar year falling wholly or partially within the Term.

     SECTION 3.05.A. Lessor's failure to render Lessor's Statements with respect to any period shall not prejudice Lessor's fight to render a Lessor's Statement with respect to that or any subsequent period. The obligations of Lessor and Lessee under the provisions of this Article with respect to Additional Rent shall survive the expiration or any sooner termination of the Term.

     B. Each Lessor's Statement shall be conclusive and binding upon Lessee unless within thirty (30) days after receipt of such Lessor's Statement, Lessee shall notify Lessor that it disputes the reasonableness or correctness of Lessor's Statement, specifying the respects in which Lessor's Statement is claimed to be unreasonable or incorrect. Pending the determination of such dispute by agreement or otherwise, Lessee shall pay Additional Rent in accordance with the applicable Lessor's Statement, and such payment will be without prejudice to Lessee's position. If the dispute shall be finally determined in Lessee's favor by a court of competent jurisdiction, Lessor shall forthwith pay Lessee the amount of Lessee's overpayment of Additional Rent resulting from compliance with Lessor's Statement. Lessor, upon request of Lessee, shall either make available to Lessee such documentation as may be in Lessor's possession to support a particular Common Area Maintenance Charge or permit Lessee to examine relevant portions of Lessor's books and records.

     SECTION 3.06. Lessee shall pay and discharge, or cause to be paid and discharged, the following items, regardless of to whom or how incurred, all taxes and assessments, if any, which shall or may during the Term be charged, levied, assessed or imposed upon, or become a lien upon, the personal property of Lessee used in the operation of the Demised Premises and which if not paid by Lessee, would be collectible from Lessor.

                         ARTICLE 4 - USE OF DEMISED PREMISES

     SECTION 4.01.A. Subject to the provisions of this Article, Lessee shall have the right to use the Demised Premises for general and executive office purposes and for no other purposes (the "Permitted Use").

     B. Provided that Lessee complies with all terms, covenants and conditions of this Lease, Lessor agrees that Lessee shall have the right to install, maintain, repair, remove and operate the Fiber Optic Network (as hereinafter defined).

     SECTION 4.02. Lessee shall not use or occupy the Demised Premises in any manner or suffer or permit the Demised Premises or any part thereof to be used in any manner, or do or suffer or permit anything to be done in the Demised Premises, or bring anything into the Demised Premises or suffer or permit anything to be brought into the Demised Premises, which would in any way do any of the following: (a) violate any of the provisions of the Mortgage (as hereinafter defined) or Superior Lease (as hereinafter defined); (b) violate any Legal Requirements, Insurance Requirements or Environmental Laws (as such terms are hereinafter defined); (c) make void or voidable any insurance policy then in force with respect to the Demised Premises, Building or Property; (d) make unobtainable from insurance companies authorized to do business in the State of New York and rated by Best's Insurance Rating Service with a rating at least equal to A:XII, at standard rates without any special premium or charge, any fire or other casualty insurance with extended coverage, or rental, liability or boiler insurance, or other insurance provided for in Section 11.01 or otherwise may be required to be furnished by Lessor under the terms of the Mortgage or Superior Lease with respect to the Demised Premises, Building or Property; (e) cause physical damage to the Demised Premises, Building or Property, or any part thereof, (f) constitute a public or private nuisance; (g) substantially impair the appearance or character of the Demised Premises, Building or Property; (h) discharge or cause the discharge of objectionable substances, fumes, vapors or odors from the Demised Premises not otherwise in compliance with Legal Requirements, Insurance Requirements and Environmental Laws; (i) cause Lessee to default in the observance and performance of any of its other obligations to be observed and performed under this Lease; (j) unreasonably interfere with the effectiveness or accessibility of the utility, mechanical, electrical and other systems installed or located anywhere at the Demised Premises, Building or Property or (k) violate any of the Building's Rules and Regulations annexed hereto as EXHIBIT "C," as same may be amended from time to time. Lessor agrees that it shall enforce all of the Building's Rules and Regulations in a nondiscriminatory manner.

     SECTION 4.03. If any governmental license or permit shall be required for the proper and lawful conduct of Lessee's business in the Demised Premises or any part thereof, then Lessee, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Lessor. Lessee shall, at all times, comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Lessee affect Lessee's obligations hereunder. Lessee shall not use or occupy the Demised Premises, or suffer or permit anyone to use or occupy the Demised Premises, in violation of any certificate of occupancy issued for the Building or Property.

     SECTION 4.04. Lessor shall obtain a certificate(s) of occupancy required for Lessee's occupancy of the Demised Premises upon substantial completion of Lessor's Work (as that term is hereinafter defined).

     SECTION 4.05. Lessee shall not place, or suffer, or permit anyone to place a load upon any floor of the Building that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law, nor shall Lessee overload, or suffer, or permit anyone to overload any wall, roof, land surface, pavement, landing or equipment on the Demised Premises. For the purposes of this Lease the floor loads for the Building are 100 pounds per square foot for the interior column bay and 80 pounds per square foot for the perimeter column bay.

     SECTION 4.06. Lessee shall not use, or suffer, or permit anyone to use, on or across the Demised Premises, Building or Property, any equipment having caterpillar-type tracks or tires, or any other equipment which would be damaging to the Demised Premises, Building or Property or any road surface or blacktopping thereon.

     SECTION 4.07.A. Lessee shall not release, discharge or dispose of, or permit, or suffer any release, discharge or disposal of any Hazardous Material at the Demised Premises in violation of any Environmental Law. Lessee shall not permit or suffer the manufacture, generation, storage, transmission or presence of any Hazardous Material over or upon the Demised Premises in violation of any Environmental Law.

     B. Lessee shall: (i) promptly, upon learning thereof, notify Lessor of any violation of, or non-compliance with, potential violation of or non-compliance with, or liability or potential liability under, any Environmental Law concerning the Demised Premises, (ii) promptly make (and deliver to Lessor copies to) all reports or notices that Lessee is required to make under any Environmental Law concerning the Demised Premises and maintain in current status all permits and licenses required under any Environmental Law concerning the Demised Premises, (iii) immediately comply with any orders, actions or demands of any Governmental Authority (as herein defined) with respect to the discharge, clean-up or removal of Hazardous Materials at or from the Demised Premises due to a breach of a covenant set forth in Section 4.07.A, (iv) pay when due the cost of all environmental consultants, laboratory analysis, removal of, treatment of, or the taking of any remedial action (including abatement and/or disposal) with respect to, any Hazardous Material on the Demised Premises which is required by an Environmental Law due to a breach of a covenant set forth in
Section 4.07.A, (v) keep the Demised Premises free of any lien imposed pursuant to any Environmental Law in respect of a breach of a covenant set forth in
Section 4.07.A, (vi) from time to time, upon the request of Lessor, execute such affidavits, certificates and statements concerning Lessee's knowledge and belief concerning the presence of Hazardous Materials on the Demised Premises and (vii) otherwise comply with all Environmental Laws concerning the Demised Premises.

     SECTION 4.08. Lessor shall include Lessee's name on any Building directory (except for the blue monuments located outside the Building) and on the front entrance to the Demised Premises. Other than the foregoing, Lessee shall not place or suffer to be placed or maintain any sign, awning or canopy upon or outside the Demised Premises or in the Building; nor shall Lessee place any sign, decoration, lettering or advertising matter of any kind without first obtaining Lessor's written approval and consent in each instance. In the event that Lessor gives its consent hereunder, all signs shall be of a size, color and design as is approved in writing by Lessor and shall be installed where designated by Lessor and maintained in good condition, repair and appearance at all times, according to Lessor's standards and the laws of the municipality having jurisdiction over such signs. If Lessor shall deem it necessary to remove any sign in order to paint or to make any repairs, alterations or improvements in or upon the Demised Premises or any part thereof, Lessor shall have the right to do so, provided the same be removed and replaced at Lessor's cost and expense unless having been occasioned by fault of Lessee. Lessor shall have the right, with or without notice to Lessee, to remove any signs (paper or otherwise) installed by Lessee in violation of this paragraph and to charge Lessee the cost of such removal without liability to Lessee for such removal.

     SECTION 4.09. No property, other than such as might normally be brought upon or kept in the Demised Premises as incidental to the Permitted Use of the Demised Premises, will be brought upon or kept in the Demised Premises.

               ARTICLE 5 - POSSESSION AND CONDITION OF DEMISED PREMISES

     SECTION 5.01. Lessee has inspected the Demised Premises and the state of title thereto and, subject to Lessor's obligations under Section 8.01, Lessee accepts the Demised Premises in their "AS IS" state and condition on the Commencement Date and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

     SECTION 5.02. If delivery of possession to the Demised Premises to Lessee is delayed by reason of Unavoidable Delays (as hereinafter defined), then this Lease and the validity thereof shall not be affected thereby and Lessee shall not be entitled to terminate this Lease, to claim actual or constructive eviction, partial or total, or to be compensated for loss or injury suffered as a result thereof, nor shall the same be construed in any way to extend the Term, PROVIDED, HOWEVER, that, notwithstanding the provisions of Article 1, the Commencement Date shall be deemed to occur only if and when possession of the Demised Premises is made available to Lessee.

     SECTION 5.03. The provisions of this Article shall be considered an express provision to the contrary pursuant to New York REAL PROPERTY LAW Section 223-(a) governing delivery of possession of the Demised Premises and any law providing for such a contingency in the absence of such express agreement now or hereafter enacted shall have no application in such case to the extent inconsistent with this Lease.

                        ARTICLE 6 - UTILITIES, CLEANING, ETC.

     SECTION 6.01.A. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee, during Normal Working Hours as hereinafter defined: (a) necessary elevator facilities; (b) heat to the Demised Premises when reasonably necessary or otherwise required by law in accordance with the specifications provided for in this Lease; (c) water for ordinary lavatory and drinking purposes, but if Lessee uses or consumes water for any other purposes or in unusual and excessive quantities in Lessor's reasonable judgment, Lessor may install a water meter at Lessee's expense in good working order and repair to register such water consumption and Lessee shall pay for water consumed in excess of ordinary lavatory and drinking purposes as shown on said meter as Additional Rent as and when bills are rendered; (d) air conditioning and/or cooling; (e) ventilation; and (f) electricity for Building lighting and normal Building equipment and other incidental equipment ("Utility Service").

     B. The air conditioning and/or cooling system shall be designed to be capable of maintaining inside conditions of not more than 78 degrees F when outside conditions are not more than 89 degrees F dry bulb and 74 degrees F wet bulb and a temperature of 70 degrees F when the outside temperature is 11 degrees F. The design capabilities of the system are based upon and limited to the following conditions: (i) the occupancy does not exceed one (1) person for each 150 square feet of area; (ii) the total connected electrical load does not exceed 5 watts per square foot of installed ceiling area for all purposes, including lighting and power; and (iii) proper use of window blinds to control sunload. The system shall provide fresh air as per code requirements. If due to use of the Demised Premises in a number exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Lessor upon written notice to Lessee and at Lessee's sole cost and expense. Lessee agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the regulations and requirements which Lessor may prescribe for the proper functioning and protection of the said air conditioning system. Lessor, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises.

     C. Except as otherwise specifically provided for in this Lease, Lessor represents that Lessee shall have access (by elevator) to the Demised Premises Twenty-Four (24) hours a day, Seven (7) days a week.

     D. Lessor agrees that Lessee shall have the right to use the existing supplemental air conditioning units located in the Demised Premises, which shall be in working order on the Commencement Date. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee condenser water ("Condenser Water") serving not more than Five (5) tons of rated cooling capacity for use in connection with the Supplemental Units serving the Demised Premises. Lessee agrees to pay Lessor for all Condenser Water used in connection with the Supplemental Units at the rate of One Hundred and Twenty-Five and 00/100 ($125.00) Dollars per month, per rated ton of connected load (the "Condenser Water Charge"), PROVIDED, HOWEVER, that in no event shall Lessor ever be obligated to provide Lessee with more than Five (5) tons per hour of Condenser Water for use in connection with the Supplemental Units.

     SECTION 6.02. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee cleaning services for the Demised Premises in accordance with the Cleaning Specifications annexed hereto as EXHIBIT "D."

     SECTION 6.03.A. If Lessee uses the Demised Premises outside Normal Working Hours, Lessee agrees to pay to Lessor an overtime charge to cover Lessor's actual expenses for electricity for lighting and normal Building Equipment (as hereinafter defined) and other incidental equipment, extra building maintenance, building employee overtime, furnishing water for lavatories, air cooling, heat, ventilation, wear and tear, etc. caused by Lessee's overtime use ("Overtime Services").

     B.1. Lessor shall furnish such Overtime Services to Lessee as may be required provided that (i) Lessee pays to Lessor as Additional Rent special overtime charges (the "Overtime Charges") therefor, which is presently at the rate of One Hundred and Seventy-Five and 00/100 ($175.00) Dollars per hour, along with Lessee's next monthly installment of Fixed Rent if such service shall have been finished to Lessee prior to the fifteenth (15th) day of the month or along with the subsequent monthly installment of Fixed Rent if such service shall have been furnished to Lessee after the fifteenth (15th) day of the month,
(ii) that Lessee's request shall be received by Lessor by not later than 2:00 P.M. on the day for which such required after hours service is requested (and by not later than 2:00 P.M. on the day preceding any requested before-hours service), (iii) that Lessor shall not be required to furnish such Overtime Services to Lessee for more than twenty (20) hours in any one (1) week, and (iv) the Building HVAC system is not then producing chilled water for future HVAC use. Notwithstanding anything contained to the contrary in this Article 6, Lessee shall not be required to pay Overtime Charges for intermittent use of the Demised Premises outside Normal Working Hours, provided that such use shall not be on a scale and of a frequency so as to constitute the regular operation of Lessee's business outside Normal Working Hours. In no event, however, shall Lessor be obligated to supply heating or air conditioning outside of Normal Working Hours unless Lessee shall request and pay for the same as provided in this Article 6.

     2. Lessee agrees that the Overtime Charges and Condenser Water Charge may, from time to time, be increased by Lessor, with not less than thirty (30) days prior written notice to Lessee, if the rates at which Lessor purchases electrical energy from the public utility corporation supplying electrical current to the Building of which the Demised Premises are a part or shall be increased, or the cost of supplying Condenser Water shall be increased, or any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy or Condenser Water by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Lessor in connection therewith shall be increased. The Overtime Charges and Condenser Water Charge shall be increased by an amount equal to the product of the respective hourly rate times the percentage increase in the rates at which Lessor purchases electrical energy from the public utility corporation as aforesaid, or the percentage increase in the cost of producing Condenser Water, as the case may be.

     SECTION 6.04.A. Lessee acknowledges and agrees that Lessor shall furnish electrical current to Lessee for lighting, electrical appliances and/or office equipment in the Demised Premises, including electrical current for the Supplemental Units ("Electric Service") based on the method of including the use thereof within the Fixed Rent and, accordingly, Lessee agrees that the Fixed Rent provided for in Article 2 of this Lease has been increased to compensate Lessor for supplying Electric Service on the basis of Two and 25/100 dollars ($2.25) per square foot per annum for each square foot contained in the Demised Premises (hereinafter referred to as the "Base Charge") payable in equal monthly installments commencing on the Commencement Date. By the execution of this Lease, Lessee acknowledges and agrees that the Base Charge shall not be contestable by Lessee at a future date and shall only be increased by Lessor at a future date in accordance with this Section. Lessor will furnish electricity to Lessee through presently installed electrical facilities, which Lessor represents to be at least five (5) watts of connected load per square foot of installed ceiling area for all lighting and power purposes, for Lessee's reasonable use.

     B.1. Lessee shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment without first obtaining written consent from Lessor (which consent shall not be unreasonably withheld or delayed) in each instance. Lessor warrants that the electrical facilities servicing the Demised Premises is in good working order and can accommodate a normal office installation with associated office machinery and equipment.

Lessee agrees that at all times its use of Electric Service shall not exceed the capacity or overload any of the central and appurtenant installations for Electric Service including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Property, Building, or Demised Premises or any other mechanical equipment spaces located therein. Lessee's use of Electric Service shall not interfere with the use thereof by other occupants of the Property, or Building and shall be of such a nature, as determined by Lessor in its reasonable judgment and discretion, so as not cause permanent damage or injury to the Demised Premises or the Building of which the Demised Premises are a part, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants or occupants.

     2. If at any time prior to or during the Term or any Renewal Term of this Lease, subject to the restrictions contained elsewhere in this Lease: (i) Lessee installs substantial additional or substituted lighting, electrical appliances, office equipment or otherwise increases its use of Electric Service in excess of five (5) watts of connected load per square foot of installed ceiling area for all purposes, and/or; (ii) subject to the provisions of Article 8 of this Lease, electrical feeders, risers, wiring or other electrical facilities serving the Demised Premises shall be installed by Lessor, Lessee or others, on behalf of Lessee or any person claiming through or under Lessee in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures, electrical appliances, office equipment and electrical receptacles initially located in the Demised Premises; then the Fixed Rent shall be increased by an amount determined by the electrical engineer selected by Lessor who shall certify the amount of the Additional Rent to be increased in writing to Lessor and Lessee. Following any such determination and certification by the electrical engineer, this Lease shall automatically be modified by increasing the Additional Rent by an amount equal to (i) the product of the Base Charge times the percentage increase in Lessee's use of electrical current over that for Lessee's initially installed lighting, electrical appliances and office equipment and/or (ii) the product of the Base Charge times the percentage increase in the potential additional electrical energy made available to Lessee annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities, as the case may be. As evidence of such modification, such electrical engineer's certification shall be delivered by Lessor to Lessee and also appended hereto. Any such increase shall be effective as of the date of the first use by Lessee of such additional service and retroactive to such date if necessary. In addition, Lessee shall pay to Lessor, as Additional Rent, within ten (10) days of the date of a notice therefor from Lessor, the total actual Cost (as hereinafter defined) to Lessor of the additional electrical feeders, risers, wiring, or other electrical facilities serving the Demised Premises.

     C. If, at any time or times after the date of this Lease, the rates at which Lessor purchases electrical energy from the public utility corporation supplying electrical current to the Building of which the Demised Premises are a part shall be increased, or any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy or gas or telephone service to Lessee by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Lessor in connection therewith shall be increased, the Additional Rent shall be increased by an amount equal to the product of the Base Charge times the percentage increase in the rates at which Lessor purchases electrical energy from the public utility corporation as aforesaid, over those rates in effect on the date of the calculation of the Base Charge. Following any such rate increase or other charge, this Lease shall automatically be modified by increasing the Additional Rent for the remainder of the term hereof in accordance with this Subsection and, as evidence of such modification, documentation of such rate increase or other charge shall be delivered by Lessor to Lessee and also appended hereto. Any such increase in the Additional Rent shall be effective as of the date of any such increase in cost or other charge to Lessor and shall be retroactive to such date if necessary.

     D. Notwithstanding anything contained to the contrary in this Article 6, Lessor shall have the right, at its option, to conduct a survey of the Demised Premises by an electrical engineer of Lessor's choosing at any time during the term of this Lease in order to determine Lessee's actual use of electrical current therein. In the event that Lessor's survey provided for in the preceding sentence shall indicate that Lessee's use of electrical current exceeds five (5) watts of connected load per square foot of installed ceiling area for all purposes, Lessee, upon receipt of notice from Lessor, shall pay to Lessor an increase in Fixed Rent equal to an amount determined by multiplying the Base Charge times the percentage increase in Lessee's use of electrical current over five (5) watts of connected load per square foot of installed ceiling area for all purposes. Any such increase shall be payable in accordance with the terms of this Article 6 and shall be effective as of the date of Lessee's first increased use of electrical current and shall be retroactive to such date, if necessary.

     SECTION 6.05. Except as otherwise specifically provided for in this Lease, Lessor reserves the right to temporarily stop, interrupt and/or suspend Utility Service, and/or Electric Service when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgement of Lessor for as long as may be reasonably required by reason thereof. The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Lessee and Lessor shall pursue same with due diligence.

     SECTION 6.06. Except to the extent caused by the negligent or wilful acts or on omissions of Lessor, its employees, agents or contractors, Lessor shall in no way be liable for any loss, damage, or expense which Lessee may incur as a result of the change, at any time, of the character or quality of Electric Service, or Utility Service or any failure of or defect in Electric Service, or Utility Service by reason of any public or private utility company then supplying such service to the Property, Building or the Demised Premises and Lessee agrees to hold the Lessor harmless and to indemnify it from and against any loss, liability or damage in connection therewith. This indemnity shall survive the expiration or other termination of this Lease.

                          ARTICLE 7 - REPAIR AND MAINTENANCE

     SECTION 7.01.A. Subject to the provisions of Section 7.02 hereof, Lessee shall, during the Term of this Lease and any Renewal Term, at Lessee's sole cost and expense, take good care of, maintain and make all repairs (other than structural) in the Demised Premises, and the fixtures and equipment therein and appurtenances thereto, including but not limited to, the Supplemental Units, internal doors and entrances, door checks, internal signs, floor covering, interior walls, columns and partitions; and lighting, heating, hot water, plumbing and sewerage facilities, sprinkler system and sprinkler heads located within the Demised Premises and serve only the Demised Premises.

     B. If Lessee refuses or neglects to maintain or make repairs or otherwise fails to perform any of Lessee's repair or maintenance obligations hereunder, Lessor shall have the right, but shall not be obligated, to make such repairs or perform on behalf of and for the account of Lessee. All sums so paid by Lessor in connection with the payment or performance by it or any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the minimum legal rate from the respective dates of the making of such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

     SECTION 7.02.A. Lessor shall not be required to make any repairs or improvements of any kind upon the Demised Premises except for necessary structural repairs to the Building or for damage caused by a casualty or Lessor's negligent or wilful acts or omissions, excluding Lessee's property. Lessor shall during the Term of this Lease and any Renewal Term, maintain and repair all common areas and other facilities in or about the Property and/or the Building, exclusive of doors, door frames, door checks, windows and window frames. Lessor shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location and arrangement of parking areas and other facilities; to build multistory parking facilities; to restrict parking by Lessees, their officers, directors, agents and employees, to enforce parking charges (by operation of meters and otherwise to the extent required by law); and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-visitor parking. Lessor shall operate and maintain the common areas in such manner as Lessor in its discretion shall determine, and Lessor shall have full right and authority to employ and discharge all personnel with respect thereto. If Lessor shall designate an employee or lessee parking area or areas, Lessee and its employees shall use only such areas for parking and Lessee shall cooperate fully with Lessor in enforcing this covenant.

     B. In the event that Lessor is unable or fails to provide Critical Services (as hereinafter defined) which it is obligated to provide under this Lease solely as a result of Lessor's negligence, wilful acts or omissions, and the loss of such services causes all or part of the Demised Premises to become unusable or access to the Demised Premises is not reasonably available for more than five (5) consecutive business days, or if such condition is caused by any other reason other than as provided for herein and such condition continues for thirty (30) consecutive days, and the Demised Premises are in fact not used for the purposes for which they were leased, during such period, then in such event, Lessee shall be entitled to a pro rata abatement of Rent commencing with the sixth (6th) consecutive business day, or the thirty-first (31st) consecutive day that same are unusable, as the case may be; PROVIDED, HOWEVER, that Lessee shall not be entitled to any abatement of Rent if such unusability is (a) caused by the negligence or wilful act or omission of Lessee or any of Lessee's servants, employees, agents, or licensees; or (b) where such condition arises in connection with work performed by Lessor at the request of Lessee to make a decoration, alteration, improvement or addition; or (c) where the repair in question are those which Lessee is obligated to make or furnish under any of the provisions of this Lease. The provisions of this paragraph B shall not apply in the event of a condition caused by fire or other casualty or condemnation as provided for in Articles 12 and 18, respectively. As used herein, the term "Critical Services" shall mean: (i) electricity; (ii) heating through the Buildings heating system but excluding supplemental heating systems installed by Lessee; (iii) ventilating and air conditioning through the Building's AC System but excluding any supplemental units; (iv) water (including condenser water); and/or (v) elevator service to the Demised Premises.

     SECTION 7.03. "Repairs" as used herein shall mean all repairs, replacements, renewals, alterations, additions and betterments. All contracts between Lessee and others for installations, maintenance, and repairs and alterations involving the Demised Premises, including maintenance agreements, shall be subject to the prior written approval of Lessor, not to be unreasonably withheld or delayed.

     SECTION 7.04. Lessor shall not be required to make any repairs or replacements to the common areas occasioned by the act or negligence of Lessee, its agents, employees, invitees, customers, licensees, or contractors, except to the extent that Lessor is reimbursed therefor under any policy of insurance permitting waiver of liability and containing a waiver of subrogation, except as otherwise provided in this Article and Article 12 of this Lease.

                      ARTICLE 8 - THE WORK; LESSEE'S ALTERATIONS

     SECTION 8.01. Lessor shall have no obligation whatsoever to perform any build-out or similar work to Demised Premises, and Lessee agrees to accept same in "AS IS" physical order and condition on the Commencement Date and without any representation or warranty, express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof. Notwithstanding the foregoing, Lessor agrees to perform the work set forth on the plans and specifications annexed hereto as EXHIBIT "E" and made a part hereof (the "Work"). Lessor agrees to perform, at its sole cost and expense, that portion of the Work more particularly set forth on EXHIBIT "F" annexed hereto and made a part hereof as Lessor's financial contribution to the Work. Lessee agrees to pay Lessor for the Cost (as that term is hereinafter defined) of that portion of the Work set forth on EXHIBIT "F" as Lessee's financial contribution to the Work ("Lessee's Financial Contribution"). Lessee shall pay to Lessor as Additional Rent, Lessee Financial Contribution within ten (10) business after demand therefor.

     SECTION 8.02. Following the Commencement Date, Lessee may complete its own build-out, if any, and fully equip the Demised Premises with all trade and operating fixtures and equipment, plumbing, lighting and other fixtures and equipment, furniture, furnishings, floor covering, and any and all other items necessary for the proper operation of Lessee's business ("Lessee's Work"). All equipment permanently affixed to the Demised Premises by Lessee shall not be subject to liens, conditional sales contracts, security agreements or chattel mortgages. Nothing contained herein shall prohibit Lessee from purchasing display and other moveable equipment which may be subject to liens, conditional sales contracts, security agreements or chattel mortgages ("Lessee's Trade Fixtures"). Lessee shall complete or cause to be completed all of Lessee's Work required on Lessee's part to be performed in and at the Demised Premises under this Lease pursuant to Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES' annexed hereto as EXHIBIT "G," as may be amended from time to time.

     SECTION 8.03. Other than as specifically provided for in Section 8.02 hereof, Lessee shall not do any construction, work or alterations to the Demised Premises, nor shall Lessee install any items other than Lessee's Trade Fixtures without first: (1) obtaining Lessor's written consent, which consent shall not be unreasonably withheld or delayed AND (2) complying with all of the terms, covenants and conditions contained in Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES'.

                           ARTICLE 9 - COMPLIANCE WITH LAWS

     SECTION 9.01. Lessor represents that the Demised Premises, the Building and Property and all of Lessor's Work will comply with all Legal Requirements, Environmental Laws and Insurance Requirements as of the Commencement Date.

     SECTION 9.02. Throughout the Term of this Lease and all Renewal Terms, if any, Lessee shall promptly comply with all Legal Requirements, Environmental Laws and Insurance Requirements whether or not such compliance involves structural repairs or changes or be required on account of any particular use to which the Demised Premises, or any part, may be put, and whether or not any such Legal Requirements, Environmental Laws, or Insurance Requirements be of a kind not now within the contemplation of the parties hereto. Compliance by Lessee with Legal Requirements, Environmental Laws, and Insurance Requirements shall be at Lessee's sole cost and expense. Lessee shall not contest the application or validity of any such Legal Requirements, Environmental Laws, or Insurance Requirements without the prior written consent of Lessor in each such instance. Any repair or change required under this Section shall be deemed a repair for the purposes of Article 7. With respect to actions necessary to comply with Legal Requirements, Insurance Requirements and Environmental Laws which, due to their nature, can only be taken by Lessor, Lessor, at Lessee's expense, will cooperate with Lessee in facilitating such compliance.


                        ARTICLE 10 - RIGHTS RESERVED TO LESSOR

     SECTION 10.01. Lessee shall permit Lessor, Lessor's's agents, and its invitees to enter the Demised Premises, or any part thereof, at all reasonable times and upon reasonable notice to Lessee provided same does not unreasonably interfere with Lessee's business for the purposes of (a) inspecting the same,
(b) curing Events of Default of Lessee (after ten (10) days' notice to Lessee, except that no notice shall be required in case of an emergency), (c) showing the same to mortgagees, appraisers, or prospective lenders, purchasers or lessees (Lessor shall only show the Demised Premises to prospective lessees in the last nine (9) months of the Term, as may be extended), (d) observing the performance by Lessee of its obligations under this Lease, (e) performing any act or thing which Lessor may be obligated or have the right to do under this Lease or otherwise, and (f) any other reasonable purpose. Lessor and any providers of Utility Services or other services shall have the right to maintain existing utility, mechanical, electrical and other systems and to enter upon the Demised Premises to make such repairs and alterations therein or in or to the Demised Premises as may, in the reasonable opinion of Lessor, be deemed necessary or advisable. Lessor shall not be liable for inconvenience, annoyance, disturbance or loss of business to Lessee or any sublessee by reason of making any repairs or the performance of any work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Lessee under this Lease shall not be affected thereby. The rights provided in this Article shall be exercised so as to minimize interference with the use and occupancy of the Demised Premises by Lessee. Nothing contained in this Article shall impose, or shall be construed to impose on Lessor any obligation to maintain the systems referred to in this Article or the Demised Premises or anything appurtenant thereto, or to make repairs or alterations thereof or thereto, or to create any liability for any failure to do so.

     SECTION 10.02.A. Without abatement or diminution in rent, Lessor reserves and shall have the following additional rights: (a) to change the street address and/or the name of the Building of which the Demised Premises are a part and/or the Property and/or the locations of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or Property without liability to Lessee, PROVIDED, HOWEVER, that Lessor shall take no action which adversely affects Lessee's access to and/or use of the Demised Premises and/or Building, (b) to approve in (in Lessor's reasonable judgment) writing all sources furnishing construction work, painting, decorating, repairing, maintenance and any other work in or about the Demised Premises, (c) to erect, use and maintain pipes and conduits in and through the Demised Premises, provided that any such pipes, and conduits are located behind the walls and in the ceiling of the Demised and do not materially reduce the usable square footage of the Demised Premises and do not unreasonably interfere with the operation of Lessee's existing systems and facilities servicing the Demised Premises; (d) to charge to Lessee any reasonable and actual expense including overtime cost incurred by Lessor in the event that repairs, alterations, decorating or other work in the Demised Premises are made or done after ordinary business hours at Lessee's request, (e) to immediately enter and alter, renovate, and redecorate the Demised Premises (without reduction or abatement of rent or incurring any liability to Lessee for compensation), if during the last six (6) months of the Term or of any Renewal Term Lessee shall have removed all of Lessee's property therefrom, and (f) grant to anyone the exclusive right to conduct any particular business or undertaking in the Building of which the Demised Premises are a part.

     B. Lessor may exercise any or all of the foregoing rights hereby reserved to Lessor without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Lessee's use or possession and without being liable in any manner toward Lessee and without limitation or abatement of Rent or other compensation, and such acts shall have no effect on this Lease.

                                ARTICLE 11 - INSURANCE

     SECTION 11.01.A. Lessee shall obtain and keep in full force and effect during the Term, and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises at its own cost and expense:

          (1) commercial general liability insurance (with a contractual liability endorsement covering the matters set forth in Article 16) having a combined single limit of not less than Two Million ($2,000,000.00) Dollars (including umbrella coverage) protecting Lessor, any Lessor's agent which is acting as a property manager for the Property, the holder of any Mortgage, or Lessor under any Superior Lease and Lessee as insureds, as their interests appear (and naming each such person as an insured party or as an additional insured, as their interests appear) against any and all claims for bodily injury, death or property damage occurring, during the Term and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises;

          (2) insurance (herein sometimes referred to as "Lessee's fire (casualty) insurance") against loss or damage by any and all risks and hazards to Lessee's Property (as hereinafter defined) for the full replacement value thereof (including coverages which are currently sometimes referred to as "all risk" with coverage written on a replacement cost basis);

          (3) workers' compensation and employees liability insurance in accordance with the laws of the State of New York and all Governmental Authorities having jurisdiction over the Demised Premises and/or the Property; and

          (4) Lessee shall insure and keep insured in the name of Lessee, with the name of Lessor included as an additional insured, as its interests may appear, at Lessee's expense (i) all internal plate glass in the Demised Premises; (ii) if there is a steam boiler, steam generator, or any other combustible device, mechanism or appliance in, on, adjoining or beneath the Demised Premises, for the exclusive use of the Lessee, Lessee shall insure and keep the same insured with a broad form boiler insurance in the amount of at least Five Hundred Thousand ($500,000.00) Dollars. Lessee shall further insure, at Lessor's request, against any other peril generally insured against by a business of Lessee's type.

     B. Said insurance is to be written in form and substance reasonably satisfactory to Lessor by an insurance company, licensed to do business in the State of New York, which shall be rated by Best's Insurance Rating Service with at least a rating equal to A:XII. Lessee shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Lessor may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Lessee agrees to pay the amount thereof plus interest at the maximum legal rate, to Lessor on demand as Additional Rent. If Lessee has other locations that it owns or leases, said policy shall include an aggregate per location endorsement. Lessee shall cause to be included in all such insurance policies (i) a provision to the effect that the same will not be canceled or modified except upon not less than thirty (30) days' prior written notice to the Lessor, and (ii) a provision to the effect that the naming of any person other than Lessee as an insured shall not obligate such person to pay any premium. Each such Lessee's fire (casualty) insurance policy shall contain an agreement by the insurer that the act or omission of one insured will not invalidate the policy as to any other insured. Not less than ten (10) days prior to the Commencement Date the original insurance policies or appropriate certificates and paid receipts therefor (together with a photocopy of the policy, if Lessor shall so request), shall be deposited with Lessor. Any renewals or endorsements thereto shall also be deposited with Lessor, not less than ten (10) days prior to the expiration date of the policy being renewed, replaced or endorsed, to the end that said insurance shall be in full force and effect at all times during the Term.

     SECTION 11.02. Lessee agrees to use reasonable efforts to include in each of its insurance policies (insuring the Demised Premises and Lessor's property therein, against loss occasioned by fire or other casualty) a waiver of the insurer's right of subrogation against the Lessor, or if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party, or (c) the inclusion of the Lessor as an additional insured, as its interests may appear. Lessee, upon request from Lessor from time to time, will furnish evidence of the nature of the insurance arrangements made concerning the subject matter of this Section.

     SECTION 11.03. As long as both parties' fire (casualty) insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Section 11.02 or name the other party as an additional insured, each party hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to the other party written instruments waiving) any right of recovery against the other party, the holder of the Mortgage, or Superior Lease, and any servants, employees, agents or contractors of the other party, or of any such Lessor's or holder, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty, that is an insured risk under Lessee's fire (casualty) insurance policies. In the event that at any time either party's fire (casualty) insurance carriers shall not include such or similar provisions in the other party's fire (casualty) insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force and effect. During any period when either party fails to maintain such fire (casualty) insurance, for the purposes of the first sentence of this Section there shall be deemed to be in effect such fire (casualty) insurance meeting the requirements of such sentence.

     SECTION 11.04. Nothing contained in this Lease shall (i) relieve Lessee of any liability to Lessor or to its insurance carriers which Lessee may have under law or the provisions of this Lease in connection with any damage to the Demised Premises by fire or other casualty; (ii) impose upon Lessor any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance.

     SECTION 11.05. Lessor shall insure the Building with all risk insurance coverage in such amounts so as to avoid co-insurance and Lessor agrees that such policies shall contain a waiver of subrogation in favor of Lessee.

                          ARTICLE 12 - DAMAGE OR DESTRUCTION

     SECTION 12.01. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt notice thereof to Lessor and Lessor shall proceed (subject to the provisions of this Article) with reasonable diligence to repair or cause to be repaired such damage. Except as provided in
Section 12.05, the Fixed Rent shall be abated proportionately to the extent that the Demised Premises shall have been rendered Untenantable (as hereinafter defined), such abatement to be from the date of such damage or destruction to the date the Demised Premises shall no longer be Untenantable.

     SECTION 12.02. If the Demised Premises shall be totally damaged or the whole of the Demised Premises shall be rendered Untenantable by fire or other casualty, and Lessor has not terminated this Lease pursuant to Section 12.03 and Lessor has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within one (1) year from the date of such damage or destruction to the level of demising walls only, and such additional time after such date, as shall equal the aggregate period Lessor may have been delayed in doing so by Unavoidable Delays or adjustment of insurance, Lessee may serve notice on Lessor of its intention to terminate this Lease and if within thirty (30) days thereafter, Lessor shall not have substantially completed the making of the required repairs and restored and rebuilt the Demised Premises to the level of demising walls, then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

     SECTION 12.03.A. If the Demised Premises shall be totally damaged or the whole of the Demised Premises shall be rendered Untenantable by fire or other casualty or if the Demised

Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction shall, in Lessor's reasonable opinion, be required, then and in such events Lessor may, at its option, terminate this Lease and the Term and estate hereby granted by giving Lessee not less than thirty (30) days, nor more than sixty (60) days, notice of such termination, within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this Lease and the Term and estate hereby granted shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination, mid any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

     B. If the Demised Premises shall be totally damaged or the whole or substantially all of the Demised Premises shall be rendered untenantable by fire or other casualty, and Lessor has not terminated this Lease as provided in
Section 12.03.A., Lessor shall notify Lessee, within ninety (90) days after such fire or other casualty, as to the estimated period of time necessary to complete the required repairs and restore and rebuild the Demised Premises to the level of demising walls. If such Lessor's estimate exceeds one (1) year, from the date of such notice, or if Lessor falls to deliver such notice, then in such events, Lessee may serve on Lessor, within thirty (30) days of its receipt of Lessor's notice, or the expiration of the ninety (90) days after such fire or other casualty, as the case may be (time being of the essence with respect thereto), notice of its intention to terminate this Lease on a date which shall be not more than thirty (30) days from the date of Lessee's notice. If Lessee gives notice of its intention to cancel this Lease as provided herein, then in such event, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee. Lessee's failure to notify Lessor within the thirty (30) day period shall be deemed a waiver of the right to terminate this Lease.

     SECTION 12.04. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage by fire or other casualty or the repair thereof.

     SECTION 12.05. Lessee shall restore all improvements made by Lessee to the Demised Premises, at Lessee's sole cost and expense. Nothing herein contained shall relieve Lessee from any liability to the Lessor or to its insurers in connection with any damage to the Property, Building or Demised Premises by fire or other casualty if Lessee shall be legally liable in such respect. Notwithstanding any of the foregoing provisions of this Article, if by reason of some action or inaction on the part of Lessee or any of its employees, agents, officers, directors or contractors, Lessor or the holder of the Mortgage or Superior Lease shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, then, without prejudice to any other remedy which may be available against Lessee, the abatement of Fixed Rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

     SECTION 12.06. This Lease shall be considered an express agreement to the contrary pursuant to New York REAL PROPERTY LAW Section 227 governing any case of damage to or destruction of the Demised Premises or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case to the extent inconsistent with this Lease.

     SECTION 12.07. Lessee shall, at its own cost and expense, remove all of Lessee's property from the Demised Premises as Lessor shall require in order to repair and restore the Demised Premises and Lessor shall not be obligated to commence repairs or restoration of the Demised Premises until such property has been removed by Lessee from the damaged portion of the Demised Premises. Should Lessee neglect, fail, or refuse to remove its aforesaid property within thirty
(30) days after such damage or destruction, the provisions for abatement of Fixed Rent contained herein shall be suspended and of no force and effect whatsoever until Lessee has completed such removal. In no event shall the Lessor be required to repair or replace Lessee's merchandise, trade fixtures, furniture, furnishings, inventory and equipment.

                   ARTICLE 13 - CURING DEFAULT'S; FEES AND EXPENSES

     SECTION 13.01. If Lessee shall default in the full and prompt performance of any covenant contained herein and to be performed on Lessee's part, Lessor, after notice to Lessee in accordance with provisions of this Lease (except that a lesser notice appropriate to the circumstances shall be required in case of an emergency), without being under any obligation to do so and without thereby waiving such default may perform such covenant for the account and at the expense of Lessee and may enter upon the Demised Premises for any such purpose and take all action thereon as may be necessary therefor. All reasonable sums so paid by Lessor in connection with the payment or performance by it of any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of each such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

                           ARTICLE 14 - DEFAULT PROVISIONS

     SECTION 14.01.A. If any one or more of the following events shall happen and shall not have been cured within any applicable grace period herein provided:

          (1) if default shall be made in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall become due and payable, and such default shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee (provided that no such notice shall be required if, during the period of one (1) year immediately preceding the date of default, there shall have been two (2) or more defaults in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall have been due and payable); or

          (2) if default shall be made by Lessee in performance of, or compliance with, any of the covenants, agreements or conditions contained in this Lease and either (i) in the case of a default or a contingency which can with due diligence be cured within thirty (30) days, such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, or (ii) in the case of a default or a contingency which cannot with due diligence be cured within thirty (30) days, Lessee shall fail, after written notice thereof from Lessor, to proceed promptly and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that, in connection with a default which is not susceptible of being cured with due diligence within thirty (30) days the time of Lessee within which to cure the same shall be extended for such period as may be necessary for the curing thereof with all due diligence); or

          (3) if Lessee shall file a voluntary petition seeking an order or relief under Title 11 of the United States Code or similar law of any jurisdiction applicable to Lessee, or Lessee shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing in any filing with any court or Governmental Authority its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or any part of Lessee's property or if Lessee shall take any action in furtherance of or authorizing any of the foregoing; or if Lessee shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with its creditors holding a majority in amount of Lessee's outstanding indebtedness; or

          (4) if any case, proceeding or other action shall be commenced or instituted against Lessee, seeking to adjudicate lessee a bankrupt or insolvent, or seeking an order for relief against Lessee as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or part of Lessee's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having similar effect or (ii) remains undismissed for a period of ninety (90) days; or if any case, proceeding or other action shall be commenced or instituted against Lessee seeking issuance of a warrant of execution, attachment, restraint or similar process against Lessee or any of Lessee's property which results in the taking or occupancy of the Demised Premises or an attempt to take or occupy the Demised Premises which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days after the entry thereof; or

          (5) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted to the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Lessee, except as is expressly permitted under Article 27, or if default shall be made by Lessee in the performance of, or compliance with the covenants, agreements and conditions set forth in
     Article 27; or

          (6) if Lessee's (other than Lessee herein named) obligations under this Lease shall have been guaranteed by any person other than Lessee and such person shall default in observance or performance of any term, covenant or condition to be observed or performed by such person under the instrument or agreement containing such guarantee; or

          (7) if any financial statement or other information furnished to Lessor by Lessee in connection with this Lease is materially false or misleading; or

          (8) if Lessee shall default in the observance or performance of any term, covenant or condition on Lessee's part to be observed or performed under the provisions of Section 35.09; or

          (9) if Lessee is the subject of a Chapter 11 reorganization under the Bankruptcy Reform Act of 1978 and such reorganization is not confirmed within eighteen (18) months from the time of filing of a voluntary or involuntary petition thereunder (it being understood that in such event Lessee consents to the termination of the automatic stay provisions of
     Section 362 of such Act);

 then and in any such event (hereinafter sometimes called an "Event of Default") Lessor may give written notice ("Termination Notice") to Lessee specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the Termination Notice, which shall be at least seven (7) days after the giving of the Termination Notice, and on the date specified therein this Lease and the Term and all rights of Lessee under this Lease shall expire and terminate, it being the intention of the Lessor and Lessee hereby to create conditional limitations, and Lessee shall remain liable as provided in Article 15 and in accordance with those provisions of this Lease which are specifically stated herein to survive the expiration or other termination of this Lease.

     B. Notwithstanding the provisions of Section 14.0l.A, if there shall be an Event of Default at any time or from time to time under the provisions of subdivision (1) of Section 14.0l.A, Lessor may, in lieu of giving a Termination Notice, at any time after the occurrence of any such Event of Default and during the continuance thereof, institute an action for the recovery of the Fixed Rent and/or Additional Rent in respect of which an Event of Default shall have occurred and be continuing. Neither the commencement of any such action for the recovery of Fixed Rent and/or Additional Rent nor the prosecution thereof shall be deemed a waiver of Lessor's right to give a Termination Notice in respect of any such Event of Default during the continuance thereof and Lessor may, notwithstanding the commencement and prosecution of any such action, give a Termination Notice and terminate this Lease pursuant to Section 14.0l.A at any time during the continuance of such Event of Default.

     C. If, at any time, (i) Lessee shall be comprised of two or more persons, or (ii) Lessee's obligations under this Lease shall have been guaranteed by any person other than Lessee, or (iii) Lessee's interest in this Lease shall have been assigned, the word "Lessee," as used in subdivisions (4), (5) and (9) of
Section 14.0l.A, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Lessee's obligations under this Lease. Any monies received by Lessor from or on behalf of Lessee during the pendency of any proceeding of the types referred to in said subdivisions (4), (5) and (9) of
Section 14.0l.A shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Lessor shall not be deemed an acceptance of rent or a waiver on the part of Lessor of any rights under Section 14.01.

     SECTION 14.02. In the event that this Lease shall be terminated as provided in this Article, Lessor or Lessor's agents may, immediately, or at any time thereafter, without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and have, hold and enjoy the Demised Premises and the right to receive all income of and from the same. No re-entry by Lessor pursuant to this Article shall be deemed an acceptance of a surrender of this Lease nor shall it absolve or discharge Lessee from any liability under this Lease.

     SECTION 14.03. In the event that this Lease shall be terminated as provided in this Article, Lessor may, at any time or from time to time thereafter, relet the Demised Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent, which shall, however, be amortized over the entire term for the purpose of determining damages under Article 15) as Lessor may determine, to any tenant which it may deem suitable and satisfactory and for any use and purpose it may deem appropriate and may collect and receive the rents therefor. Lessor shall use commercially reasonable methods in making such reletting. Lessor, at its option, may make such repairs, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Lessor considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting any such liability. Lessor shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Lessor shall not in any event be required to pay Lessee (but shall credit Lessee, to the extent set forth in Article 15, with) any sum received by Lessor on a reletting of the Demised Premises, or any part thereof, whether or not in excess of the rent reserved in this Lease.

     SECTION 14.04. Lessee, on its own behalf and on behalf of all persons claiming through or under Lessee including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or institute legal proceedings to that end, excluding service of process, (ii) redeem the Demised Premises, (iii) re-enter or repossess the Demised Premises, or (iv) restore the operation of this Lease, after Lessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Lessor or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

     SECTION 14.05. In the event the Lessee shall dispute the validity or amount, or the time or manner of payment of, any Rent claimed by Lessor to be due from Lessee under this Lease, Lessee shall nevertheless pay the same and such payment may be without prejudice to Lessee's position if Lessee so requests at the time of payment. If the dispute shall be finally determined in Lessee's favor by a court of competent jurisdiction, Lessor shall within a reasonable period of time not to exceed sixty (60) days pay Lessee the amount of Lessee's overpayment of such rent. Lessee's failure to observe and perform the provisions of this Section shall be deemed a default under subdivision (1) of
Section 14.0l.A.

                 ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT

     SECTION 15.01.A. In the event that this Lease be terminated pursuant to
Article 14 as a result of an Event of Default on the part of the Lessee and whether or not the Demised Premises be relet, Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor, whether as advance Rent or otherwise, but such monies shall be credited by Lessor against any Rent due at the time of such termination, or at Lessor's option, against any damages payable by Lessee, and Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor the following:

          (a) All Rent to the date upon which this Lease and the Term shall have terminated, and

          (b) All expenses reasonably incurred by Lessor in recovering possession of the Demised Premises (including summary proceedings), restoring the Demised Premises to good order and condition, maintaining the Demised Premises in good order and condition while vacant, altering or otherwise preparing the same for reletting, and in reletting the Demised Premises (including reasonable and customary brokerage commissions and legal expenses), the same to be paid by Lessee to Lessor on demand, and

          (c) The amount by which the rent which, but for the termination of this Lease, would have been payable under this Lease from the date of termination to the Expiration Date exceeds the rental and other income, if any, collected by Lessor in respect of the Demised Premises, or any part thereof, subject nevertheless to the provisions of Section 14.03, said amount to be due and payable by Lessee to Lessor on the several days on which the Rent reserved in this Lease would have become due and payable for the period which otherwise would have constituted the unexpired portion of the Term (that is to say, upon each of such days Lessee shall pay to Lessor the amount of deficiency then existing).

     B. Whether or not Lessor shall have collected any monthly deficiencies aforesaid, Lessor shall be entitled to recover from Lessee on demand, as and for liquidated damages, a lump sum payment equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (due account being taken of amounts, if any, collected under clause [c] of Section 15.0l.A, and conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry and thereafter increasing by three (3%) percent per annum) exceeds the then rental value of the Demised Premises for the same period both discounted at a rate equal to then applicable Treasury Rate to present value. If the Demised Premises or any part thereof be relet by Lessor for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed PRIMA FACIE to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Lessor to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater or less than the amount of liquidated damages referred to above (due account to be taken, however, of the amounts, if any, collected under this Article 15).

     SECTION 15.02. In no event shall Lessee be entitled to receive any excess of the rental and other income collected by Lessor in respect of the Demised Premises over the sums payable by Lessee to Lessor hereunder. In no event shall Lessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any such rental and other income, except to the extent that such rental and other income is allocable to the portion of the Term in respect of which such suit is brought and is actually received by Lessor prior to the entry of judgment in such suit.

     SECTION 15.03. Separate actions may be maintained by Lessor against Lessee from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Lessor under Article 14, without waiting until the end of the Term and without prejudice to Lessor's right to collect damages thereafter.

                             ARTICLE 16 - INDEMNIFICATION

     SECTION 16.01. Notwithstanding that joint or concurrent liability may be imposed upon either party by statute, ordinance, rule, regulation, order or court decision, and notwithstanding any insurance furnished by either party pursuant hereto or otherwise, Lessee shall and does hereby indemnify and hold Lessor and its agents, officers, directors, and employees, harmless from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects', engineers' and attorneys' fees) due to or arising out of any of the following:

          (a) any work or thing done in, on or about the Demised Premises, Building or the Property or any part thereof or any use, possession, occupation, condition, operation, maintenance, repair or management of the Demised Premises, Building or the Property or any part thereof, by Lessee or anyone claiming through or under Lessee or the respective employees, agents, licensees, contractors, servants or sublessees of Lessee or any such person;

          (b) any act or omission on the part of Lessee or any person claiming through or under Lessee, or the respective employees, agents, licensees, invitees, contractors, servants or sublessees of Lessee or any such person; or

          (c) any accident or injury to any person (including death) or damage to property (including loss of property) occurring in, on, or about the Demised Premises, Building or the Property or any part thereof, due to the act or omission by Lessee, its employees, agents, licensees, invitees, contractors or servants.

     The provisions of this Section 16.01 shall survive the expiration or termination of this Lease. Any sums payable by Lessee to Lessor under this
Section 16.01 shall be due and payable on demand.

     SECTION 16.02. Lessor and Lessor's agents, officers, directors, and employees shall not be liable for any of the following, however caused, other than by negligent or wilful acts: (a) failure of any Utility Service, (b) damage to Lessee's property on the Demised Premises caused by or resulting from any cause whatsoever, including explosion, falling plaster, vermin, smoke, gasoline, oil, Hazardous Materials, steam, gas, electricity, earthquake, subsidence of land, hurricane, tornado, flood, wind or similar storms or disturbances or water, rain, ice or snow which may be upon, or leak or flow from, any street, road, parking lot, sewer, gas main or subsurface area, or from any part of the Property, or leakage of gasoline, oil or other substances from pipes, pipelines, appliances, storage tanks, sewers or plumbing works in or at the Property, or from any other place, or from the breaking of any electrical wire or the breaking, bursting or leaking of water or Hazardous Materials from any plumbing or sprinkler system, or any other pipe or storage tanks in, on, under or about the Property, (c) interference with light or other incorporeal hereditaments, and (d) loss by theft or otherwise of Lessee's Property or the property of any person claiming through or under Lessee. Any employees of Lessor to whom any property shall be entrusted by or on behalf of Lessee shall be deemed to be acting as Lessee's agents with respect to such property and neither Lessor nor Lessor's agents shall be liable for any loss or for damage to any such property by theft or otherwise. This Section 16.02 shall not be construed as a provision for indemnification.

     SECTION 16.03. Except as otherwise provided for in this Lease, Lessor shall and does hereby agree to indemnify, defend and hold harmless Lessee and Lessee's agents from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects' and attorneys' fees) due to or arising out of the negligence or willful misconduct of Lessor, its agents, officers, directors and employees. In case of any obligation of Lessor to indemnify Lessee pursuant to this Section, such obligation shall be subject to and conditioned upon (x) the receipt by Lessor of prompt written notice of the claim with respect to which indemnification is sought and (y) Lessor's having had reasonable opportunity to conduct the defense of such claim in such manner as it deems appropriate, with the full cooperation of Lessee, and using counsel reasonably acceptable to Lessor.

                        ARTICLE 17 - MECHANICS AND OTHER LIENS

     SECTION 17.01. If any mechanic's, laborer's or materialman's lien shall be at any time be filed against the Demised Premises, Building or Property, or any part thereof with respect to any work done, or caused to be done, or labor or materials furnished, or caused to be furnished, by Lessee or anyone claiming through or under Lessee (except for Lessor's Work), Lessee, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the same by bonding proceedings, if permitted by law (and if not so permitted, by deposit in court). Any amount so paid by Lessor, including all reasonable and actual costs and expenses paid by Lessor in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Lessor's so paying any such amount, cost or expense, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

                              ARTICLE 18 - CONDEMNATION

     SECTION 18.01. If the whole of the Demised Premises, or such part thereof as will render the remainder Untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of vesting of title in the condemning authority with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Demised Premises (appraised after taking and repair of any damage to the Demised Premises pursuant to this Section) bears to the value of the entire Demised Premises immediately before the taking. The value of the Demised Premises before and after the taking shall be determined for the purposes of this Section by an independent licensed appraiser chosen by Lessor. If more than sixty (60%) percent of the total area of the Building included in the Demised Premises immediately prior to acquisition or condemnation is so acquired or condemned, or if by reason of such acquisition or condemnation, Lessee no longer has reasonable means of access to the Demised Premises, then in such event, either party, may give notice to the other party within sixty (60) days next following the date upon which Lessee have received notice of vesting of title, thirty (30) days notice of termination of this Lease. In the event any such thirty (30) day notice of termination is given by Lessor or Lessee, this Lease and the Term shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned, and the Term shall not be terminated pursuant to the provisions of this Section, Lessor, at Lessor's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section, the Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee, subject to the claims, if any, of Lessor against Lessee hereunder or otherwise.

     SECTION 18.02. In the event of any acquisition or condemnation of all or part of the Demised Premises for any public or quasi-public use or purpose, Lessor shall be entitled to receive the entire award for such acquisition or condemnation, Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired portion of the Term and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Lessor. Nothing contained in this Section shall be deemed to prevent Lessee from making a separate claim in any condemnation proceeding for moving expenses and for the value of any Lessee's Property which would be removable at the end of the Term pursuant to the provisions hereof, directly against any Governmental Authority authorized to exercise the power of eminent domain, provided that applicable statutes permit such awards and any award to Lessor is not diminished or adversely affected thereby.

     SECTION 18.03. The terms "condemnation" and "acquisition" as used in this Article shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between Lessor and/or any Superior Mortgage and any Governmental Authority authorized to exercise the power of eminent domain.

                      ARTICLE 19 -  COVENANT OF QUIET ENJOYMENT

     SECTION 19.01. If and so long as no Event of Default shall have occurred and be continuing, Lessor covenants and agrees that Lessee may peaceably and quietly enjoy the Demised Premises and Lessee's possession of the Demised Premises will not be disturbed by Lessor, its successors and assigns, subject, however, to the terms of this Lease (including those set forth in Sections 24.01 and 24.02), the Mortgage, Superior Lease and any and/or all other agreements and any amendments thereto, to which this Lease is subordinated.

                  ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL

     SECTION 20.01. In the event that Lessor shall commence any summary or other proceedings or action for non-payment of Rent hereunder, Lessee shall not interpose any counterclaim of any nature or description in such proceeding or action, unless such non-interposition would effect a waiver of Lessee's right to assert such claim against Lessor in a separate action or proceeding. The parties hereto waive a trial by jury on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Lessor and Lessee, or Lessee's use or occupation of the Demised Premises, including any claim of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Article shall survive the expiration or other termination of this Lease.

                                 ARTICLE 21 - NOTICES

     SECTION 21.01.A. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing and

          (a) If to Lessee, then, at the option of Lessor, (i) addressed to Lessee's address as set forth in this Lease with a copy thereof to Lessee at One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention:
     General Counsel, or to such other address as Lessee may designate as its new address for such purpose by notice given to Lessor in accordance with the provisions of this Section, or (ii) delivered personally to Lessee, or
     (iii) by overnight courier,

          (b) If to Lessor, sent by personal delivery or overnight courier, addressed to Lessor at Lessor's address as set forth in this Lease, with a copy thereof to Hirsch & Katz, LLP, 595 Stewart Avenue, Suite 400, Garden City, New York 11530, Attention: Steven C. Hirsch, Esq., or to such other address as Lessor may designate as its new address for such purpose by notice given to Lessee in accordance with the provisions of this Section.

     B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given: (i) on the date delivered, if delivered to Lessee personally, or by overnight courier and
(ii) on the expiration of five (5) days after mailing, if mailed to Lessor or Lessee as provided in this Section. Any notice by a party signed by counsel for such party shall be deemed a notice signed by such party.

                 ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING

     SECTION 22.01. The receipt of full or partial Rent by Lessor with knowledge of any breach of this Lease by Lessee or of any default on the part of the Lessee in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease, PROVIDED, HOWEVER, that acceptance of a payment of Rent shall be valid PRO TANTO. No waiver or modification by Lessor, unless in writing, and signed by Lessor, shall discharge or invalidate any provision or covenant or affect the right of Lessor to enforce the same in the event of any subsequent breach or default. The failure on the part of Lessor to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained or to exercise any right, remedy or election herein contained consequent upon a breach of any provision of this Lease, shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any existing or subsequent breach, act or omission, whether of a similar nature or otherwise. The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by Lessee after the termination, in any manner, of the Term, or after the giving by Lessor of the Termination Notice, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such Termination Notice, as may have been given hereunder by Lessor to Lessee prior to the receipt of any such Rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys or any other act or thing done by Lessor or any agent or employee shall be deemed to be an acceptance of a surrender of the Demised Premises, or any part thereof, excepting only an agreement in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check, as distinguished from any letter accompanying such check or payment, be deemed to effect or evidence an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease provided.

     SECTION 22.02. No waiver or modification by Lessee, unless in writing, and signed by Lessee, shall discharge or invalidate any provision or covenant or affect the right of Lessee to enforce the same in the event of any subsequent breach or default. The failure on the part of Lessee to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained or to exercise any right, remedy or election herein contained consequent upon a breach of any provision of this Lease, shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any existing or subsequent breach, act or omission, whether of a similar nature or otherwise.

                            ARTICLE 23 - RIGHTS CUMULATIVE

     SECTION 23.01. Each right and remedy of Lessor shall be cumulative and to the extent permitted by law, the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies of such party shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies; PROVIDED, HOWEVER, that this sentence shall not be construed to entitle Lessor to satisfaction of more than one remedy in respect of a particular breach. In the event of any breach or threatened breach by Lessee or any persons claiming through or under Lessee of any of the agreements, terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach (if entitled to do so at law or in equity or by statute or otherwise) and shall have the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

                    ARTICLE 24 - CONVEYANCE; LIABILITY OF PARTIES

     SECTION 24.01. The term "Lessor" as used herein shall mean and include only the owner or owners at the time in question of the Lessor's interest in this Lease so that in the event of any transfer or transfers (by operation of law or otherwise) of Lessor's entire interest in this Lease, Lessor herein named (and in the case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of the Lessor contained in this Lease thereafter to be performed, provided that the transferee shall be deemed to have assumed and agreed to perform subject to the limitation of this Article (and without further agreement between or among the parties or their successors in interest, and/or the transferee) and only during and in respect of the transferee's period of ownership, all of the terms, covenants and conditions in this Lease contained on the part of Lessor to be performed, which terms, covenants, and conditions shall be deemed to "run with the land," it being intended hereby that the terms, covenants and conditions contained in this Lease or the part of the Lessor to be performed shall, subject as aforesaid, be binding on Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     SECTION 24.02. In the event of a breach by Lessor of any provisions, covenants or obligations of this Lease to be performed by Lessor, the monetary liability of Lessor in relation to any such breach shall be limited to the equity of Lessor in the Demised Premises, and Lessee shall look only to Lessor's equity in the Demised Premises for the performance and observance of the terms, covenants, conditions and obligations of this Lease to be performed or observed by Lessor and for the satisfaction of Lessee's remedies for the collection of any award, judgment or other judicial process requiring the payment of money by Lessor in the event of a default in the full and prompt payment and performance of any Lessor's obligations hereunder and in no event shall any of the partners constituting Lessor (the "Partners"), nor the partners, shareholders, officers or directors of Lessor or the Partners shall be liable for the performance of Lessor's obligations under this Lease, nor shall any of the Partners assets be liable to any levy, execution, restraint, award, claim of any kind whatsoever arising out of, or in any way related to this Lease.

     SECTION 24.03. The term "Lessee" as used in this Lease shall mean and include Lessee named herein and, during and in respect of their respective successive periods of ownership, each subsequent owner or owners of the leasehold estate created by this Lease. For all purposes of this Lease and without affecting the rights of, and obligations between, Lessee herein named and any transferee, notwithstanding any transfer (by operation or law or otherwise) of title to the leasehold estate created by this Lease by Lessee herein named or by any subsequent owner of such estate and notwithstanding the assumption by any transferee of the obligations of the Lessee hereunder, Lessee herein named, as between Lessor and Lessee herein named, shall remain primarily liable as primary obligor and not as a surety, for the full and prompt payment and performance of Lessee's obligations hereunder and, without limiting the generality of the foregoing or of Article 28, shall remain fully and directly responsible and liable to Lessor for all acts and omissions on the part of any transferee subsequent to it in violation of any obligation of this Lease.

                    ARTICLE 25 - CHANGES AND ALTERATIONS BY LESSEE

     SECTION 25.01.A. Lessee shall have no right to make any alteration, change, additions or improvement, structural or otherwise (an "Alteration"), to the Demised Premises or any appurtenances thereto without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld.

     B. If Lessor shall grant its consent to the making of an Alteration, then the same shall (i) be performed at the sole cost and expense of Lessee, (ii) be performed in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws, (iii) be consistent with the use of the Demised Premises provided for herein, (iv) not in any way render the Demised Premises other than a complete, self containing operating unit, (v) in the case of a structural alteration, be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, (vi) be of such nature so as not to lessen the fair market value of the Demised Premises, and (vii) be performed under the supervision of a licensed architect approved by Lessor and in accordance with Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES', as may be amended from time to time.

     SECTION 25.02.A. Any and all Alterations made in accordance with
Section 25.01 shall immediately become the property of Lessor, PROVIDED, HOWEVER, that if, in accordance with the provisions of Sections 25.02.B and 29.02, Lessee shall have the option to and shall remove its trade fixtures, provided that same are not affixed to or such removal would otherwise damage the Demised Premises, then the same shall cease to be property of the Lessor upon removal.

     B. Unless Lessor shall otherwise expressly indicate in writing at the time of granting its consent to the making of a proposed Alteration, Lessee shall, as and when provided in Section 29.02, restore the affected portion of the Demised Premises to the state or condition thereof existing prior to the making of such Alteration.

     C. Any and all contractors to be involved in performing work shall be subject to Lessor's prior approval, which shall not be unreasonably withheld.

     D. Prior to commencing any work at the Demised Premises, Lessee shall furnish Lessor with evidence reasonably satisfactory to Lessor of such insurance as Lessor may require and such insurance shall be in full force and effect during such work and will cover, by endorsement or otherwise, the risk during the course of such work.

     E. In the event of any Alteration as provided for in this Article, the Rent payable hereunder shall not be reduced or abated in any manner whatsoever, except as specifically provided for in Article 3 hereof.

     F. No Alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Lessee's property, unless Lessor's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Lessee's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Lessor), unless Lessor shall otherwise expressly consent in writing.

     SECTION 25.03. Notwithstanding anything herein to the contrary, Lessor (which term shall mean Lessor and/or Lessor's affiliated general contractor) shall have the right to bid on any and all Alterations pursuant to Article 25 of this Lease. In the event that Lessor is not the successful bidder, then in such event, Lessor (which term shall mean Lessor and/or Lessor's affiliated general contractor) shall be entitled to a general supervisory fee of Five (5%) percent to supervise all such Alterations.

                          ARTICLE 26 - CERTIFICATE OF LESSEE

     SECTION 26.01. Lessee agrees at any time and from time to time, within twenty (20) days after receiving written request by Lessor, to execute, acknowledge and deliver a statement certifying (i) the Commencement Date and/or Rent Commencement Date hereunder, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) the dates to which the Fixed Rent and Additional Rent have been paid, and (iv) whether or not to the knowledge of the signer of such statement (a) Lessor is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default,
(b) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof), and (c) there is any amount then due and payable to Lessee by Lessor, it being intended that any such statement delivered pursuant to this Section may be relied upon by Lessor, any mortgagee, superior lessor or any person who may and does become a mortgagee, superior lessee, any person who may and does become a purchaser or assignee of Lessor's interest in this Lease or the mortgagee's interest in any mortgage or the Lessor's interest in the Superior Lease.

                  ARTICLE 27 - ASSIGNMENTS, SUBLEASES AND MORTGAGES

     SECTION 27.01.A. Except as otherwise specifically provided in this Article, neither this Lease, nor the Term and estate hereby granted, nor any part thereof, nor the interest of Lessee in any sublease or the rental thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Lessee or Lessee's legal representatives or successors in interest, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, nor any Lessee's Property, shall be encumbered in any manner by reason of any act or omission on the part of Lessee or anyone claiming under or through Lessee, or shall be sublet or be used or occupied or permitted to be used or occupied or utilized for desk or storage space by anyone other than Lessee or for any purpose other than as specifically permitted by this Lease, without the prior written consent of Lessor in each case, which consent may be withheld for any reason whatsoever. If Lessee is other than a public company, a transfer (including any issuance of stock) of an aggregate of fifty (50%) percent or more stock, partnership interest or other equity interest in Lessee by any party or parties in interest shall be deemed an assignment of this Lease.

     B. If Lessee is a corporation, upon at least thirty (30) days prior notice to Lessor, this Lease in its entirety may be assigned without Lessor's consent to a corporation into which Lessee merges or consolidates, or which controls, is controlled by or under common control with Lessee, so long as the Demised Premises continue to be used for the use described in Article 4 of this Lease; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the net worth of the assignee is at least equal to or in excess of the net worth of Lessee at the time of execution of this Lease and immediately prior to such assignment or the assignee can otherwise secure and guaranty the payment to Lessor of all rent and any other amounts due from Lessee pursuant to this Lease in a manner reasonably satisfactory to Lessor; the assignee assumes by documents satisfactory to Lessor all of Lessee's obligations to be performed under this Lease, and; provided such assignment shall be subject to all of the other terms and conditions of this Lease.

     SECTION 27.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee, and Lessor shall be entitled to receive, as Additional, Rent, all the excess consideration paid to Lessee in connection with such assignment as shall for any period exceed the aggregate of the Rents payable under this Lease (the "Excess Consideration"). Such Excess Consideration shall be reduced by the reasonable cost of tenant improvements, rent concessions, and brokerage commissions reasonably incurred by Lessee for such assignment, and the net amount thereof shall be paid to Lessor either: (i) in a lump sum, (ii) or allocated to such period on a straight line basis over the term of such assignment if paid in installments, as the case may be, promptly after receipt thereof by Lessee. The provisions of the preceding sentence shall be in full force and effect notwithstanding that Lessee has sought the protection of any provisions of the bankruptcy law (as hereinafter defined) or if a petition has been filed against Lessee under such bankruptcy law. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Lessee, whether or not in violation of this Lease, Lessor may, after default by Lessee and expiration of Lessee's time to cure such default, if any, collect rent from the sublessee or occupant. In either event, Lessor may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 27.01, or the acceptance of the assignee, sublessee or occupant as tenant, or a release of Lessee from the further performance by Lessee of Lessee's obligations under this Lease. The consent by Lessor to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Lessee from obtaining the express consent of Lessor for any other or further assignment, mortgaging or subletting. References in this Lease to use or occupancy by anyone other than Lessee shall not be construed as limited to sublessees and those claiming under or through sublessees but as including also licensees and others claiming under or through Lessee, immediately or remotely. The listing of any name other than that of Lessee on any door of the Demised Premises or on any sign on the Demised Premises, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, any prior consent of Lessor required under this Article, and it is understood that any such listing shall constitute a privilege extended by Lessor which shall be revocable at Lessor's will by notice to Lessee. Lessee agrees to pay to Lessor any reasonable counsel fees incurred by Lessor in connection with any proposed assignment of Lessee's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Lessee's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Lessee as provided in this Article, nor any application of any such rent as provided in this Article shall, under any circumstances, relieve Lessee herein named of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed.

     SECTION 27.03.A. Notwithstanding anything contained in Sections 27.01 and 27.02, in the event that, at any time or from time to time during the Term, Lessee desires to sublet all or any part of the Demised Premises, Lessee shall notify Lessor of such desire and shall: (i) submit to Lessor in writing the name and address of the proposed subtenant, a reasonably detailed statement of the proposed subtenant's business, reasonably detailed financial references for the proposed subtenant and any other information reasonably requested by Lessor, and
(ii) submit to Lessor a copy of the proposed sublease.


     B. If a proposed assignment or sublease requires Lessor's consent, then upon receipt of such notice Lessor shall thereupon have the option and right, exercisable within ten (10) days of receipt of such notice from Lessee, to terminate this Lease effective as of a date specified by Lessor in such notice which date shall not be later than thirty (30) days after the date of Lessor's notice. Notwithstanding the foregoing, Lessor shall not have the right to terminate this Lease in connection with a collateral assignment of the Lease which Lessor has consented to.

     C. If within fifteen (15) days after Lessee shall have requested the consent of Lessor to any assignment or subletting under this Article, and shall have submitted all items required hereby, Lessor does not exercise its option to terminate this Lease, the term of the proposed assignment or sublease may commence upon Lessor's consent, which consent may not be unreasonably withheld, it being agreed that if within such fifteen (15) day period Lessor does not advise Lessee that such consent is not granted, such consent shall be deemed granted by Lessor. Lessor, however, shall not in any event be obligated to consent to the proposed sublease or the commencement of the term unless: (i) in the reasonable judgment of Lessor the proposed subtenant is of a character and financial worth such as is in keeping with the standards of Lessor in those respects for the Demised Premises, and the nature of the proposed subtenant's business and its reputation are in keeping with the character of the Demised Premises and the use thereof, (ii) the purpose for which the proposed subtenant intends to use the portion of the Demised Premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease; (iii) the proposed sublease shall prohibit any further assignment or subletting, except in accordance with the terms of this Lease; (iv) no Event of Default shall have occurred and be continuing and (v) Lessee shall reimburse Lessor for all reasonable costs that may be incurred by Lessor in connection with any sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with the granting of any requested consent.

     D. With respect to each and every subletting authorized by the provisions of this Article it is further agreed and understood between Lessor and Lessee that: (i) the subletting shall be, and each such sublease shall expressly provide that is, subject and subordinate at all times and in all respects, to this Lease, (ii) no subletting shall be for a term ending later than one day prior to the Expiration Date originally provided for herein and that part, if any, of the proposed term of any sublease which shall extend beyond a date one day prior to the Expiration Date originally provided for herein (or any sooner date of the expiration of the term or termination of this Lease) is hereby deemed to be a nullity, (iii) there shall be delivered to Lessor, within ten
(10) days after the commencement of the term of the proposed sublease, notice of such commencement and a fully executed copy of the proposed sublease (unless previously submitted) and (iv) Lessee shall pay to Lessor, as Additional Rent, all of the rents, additional charges and other consideration arising from such subletting as shall for any period exceed the aggregate of the Rents payable under this Lease for the subleased space of the same period less the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Lessee for such subletting, allocated to such period on a straight line basis over the term of such subletting.

     E. Anything herein contained to the contrary notwithstanding: (i) Lessee shall not advertise but may list its space for subletting or assignment, and may list its space at a rental rate lower than the rental rate then being paid by Lessee to Lessor only with respect to subletting (but not assignment) and (ii) No assignment or subletting shall be made to any person or entity which shall at that time otherwise be a tenant, sub-tenant or other occupant of any part of the Property or which shall within the prior six (6) months have been negotiating with Lessor to become such a tenant, sub-tenant or occupant of the Property, unless such person or entity desires the Demised Premises solely for expansion purposes and not for relocating its business and Lessor has no space available to satisfy such person or entity's needs.

                              ARTICLE 28 - SUBORDINATION

     SECTION 28.01. Subject to the provisions of Section 28.02, this Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate in all respects to (a) all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Property, the Building, the Building Equipment and/or any appurtenance thereto of which Lessor has notified Lessee (collectively, the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages, deeds of trust, and building loan agreements, which may now or hereafter affect the Property, the Building, the Building Equipment and/or any appurtenance thereto, of which Lessor has notified Lessee (collectively, the "Mortgage"), whether or not the Mortgage shall also cover other land and/or buildings, and (c) each and every advance made or hereafter to be made under the Mortgage and to all renewals, modifications, replacements, substitutions and extensions of any Superior Lease and the Mortgage and spreaders and consolidations of the Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver, at its own cost and expense, an instrument in recordable form to evidence such subordination. If, in connection with the obtaining, continuing or renewing of financing for which the Demised Premises or the interest of the lessee under the Superior Lease represents collateral in whole or in part, a bank, insurance company or other lender shall request reasonable modifications of this Lease as a condition of such financing, Lessee will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the monetary obligations of Lessee under this Lease or materially increase the other obligations of Lessee hereunder or materially and adversely affect the rights of Lessee under this Lease. Notwithstanding the foregoing, Lessor represents that as of the date hereof, the Property and Building are not encumbered by a Superior Lease or Mortgage.

     SECTION 28.02. The subordination provided in Section 28.01 shall be effective as between Lessee herein named and any lessor under a future Superior Lease, or any holder of a future Mortgage, as the case may be, only if such lessor or holder delivers to Lessee an agreement providing in substance, that if and so long as no Event of Default shall have occurred and be continuing, this Lease shall continue upon its then executory terms and conditions and possession of the Demised Premises held by Lessee herein named will not be disturbed by such person in the event of a default under the underlying lease or the Mortgage, as the case may be. The foregoing provisions of this Section shall endure to the benefit of Lessee herein named and shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, or the foreclosure (including judgment of foreclosure and sale) of the Mortgage.

     SECTION 28.03. If at any time prior to the expiration of the Term, the holder of the Mortgage shall become the owner of the Demised Premises as a result of foreclosure of its mortgage or by reason of an assignment of the lessee's interest under any such lease or conveyance of the Demised Premises, Lessee agrees, at the election and upon demand of any owner of the Demised Premises, or of the holder of any Mortgage or Superior Lease (including a leasehold mortgage) in possession of the Demised Premises, to attorn, from time to time, to any such owner, or lessee, upon the then executory terms and conditions of this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. No such owner, holder or lessee shall be liable for any previous acts or omission of Lessor under this Lease (except that this provision shall not be construed to relieve such person from any obligation thereafter to be performed), nor shall such owner, holder or Lessee be subject to any offset which shall have theretofore accrued to Lessee against Lessor, or be bound by any previous modification of this Lease, not expressly provided for in this Lease, entered into after the date of the Mortgage, or Superior Lease, or by any previous prepayment of more than one month's Fixed Rent. The foregoing provisions of this Section shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, or the foreclosure (including judgment of foreclosure and sale) of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

                 ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY

     SECTION 29.01. On the last day of the Term or on the earlier termination of the Term, Lessee shall peaceably and quietly leave, surrender and deliver the Demised Premises to Lessor, together with (a) all alterations, changes, additions and improvements, which may have been made upon the Demised Premises, and (b) except for Lessee's Property, all fixtures and articles of personal property of any kind or nature which Lessee may have installed or affixed on, in, or to the Demised Premises for use in connection with the operation and maintenance of the Demised Premises (whether or not said property be deemed to be fixtures), all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty, excepted, and free of occupants and sublessees.

     SECTION 29.02. On or prior to the Expiration Date or any earlier termination of this Lease, Lessee shall remove Lessee's Property, and any items referred to in clauses (a) or (b) of Section 29.01, which Lessor shall request Lessee to remove (unless Lessor shall have waived such right as to any item referred to in clause (a) of Section 29.01 at the time of the granting of consent with respect thereto under Article 25), and Lessee shall pay or cause to be paid the cost of repairing or remedying any damage caused thereby, provided that no item of Lessee's Property may be removed if its removal would impair the integrity (structural or otherwise) of the Building or Building Equipment. All property not so removed shall be deemed abandoned and may either be retained by Lessor as its property or disposed of, without accountability, at Lessee's sole cost, expense and risk, in such manner as Lessor may see fit.

     SECTION 29.03. If the Demised Premises are not surrendered in accordance with the provisions of this Article upon the expiration or termination of this Lease, Lessor shall have all rights given at law or in equity, in the case of holdovers, to remove Lessee and anyone claiming through or under Lessee. In any event, Lessee shall and does hereby indemnify Lessor against all loss or liability arising from delay by Lessee in so surrendering the Demised Premises, including any claims made by and succeeding lessees founded on such delay. Lessee expressly waives, for itself and for any person claiming through or under Lessee (including creditors), any rights which Lessee or any such person may have under the provisions of any law in connection with any holdover summary proceedings which Lessor may institute to enforce the provisions of this Article. Lessee's obligations under this Article shall survive the expiration or termination of this Lease.

     SECTION 29.04. Lessee acknowledges the extreme importance to Lessor that possession of the Demised Premises be surrendered at the expiration or sooner termination of this Lease. In the event that Lessee fails to vacate the Demised Premises at the expiration or sooner termination of this Lease, Lessee shall be obligated to pay Lessor damages in an amount equal to twice the amount of annual Fixed Rent and Additional Rent provided for on the day preceding the Expiration Date for such period of time that Lessee holds over on a per diem basis.

                              ARTICLE 30 - RENEWAL TERM

     SECTION 30.01. Lessee named herein, shall have the right, at its option, to extend this Lease for a term ("Renewal Term") of five (5) years (to commence on the Expiration Date originally provided for herein and to end at noon on the Fifth (5th) Anniversary of such Expiration Date originally provided for herein) by giving Lessor notice of such election at any time but not less than Nine (9) months prior to the Expiration Date originally provided for herein (time being of the essence with respect thereto), and upon the giving of such notice this Lease thereupon shall, subject to the provisions of Section 30.02, be automatically extended for the Renewal Term with the same force and effect as if the Renewal Term had been originally included in the Term, without the execution of any further instrument.

     SECTION 30.02. Any notice of election to exercise the option to extend as hereinbefore provided must be in writing and sent to Lessor as provided in
Article 21. Neither the option granted to Lessee in this Article to extend the Term, nor the exercise of such option by Lessee, named herein shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension, whether or not Lessee shall have exercised any such option to extend the Term. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall continue during any Renewal Term.

     SECTION 30.03. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term except that
(i) the Fixed Rent for the Renewal Term shall be as provided in Section 30.04 (all other rent and charges payable by Lessee remaining unaffected), and
(b) there shall be no further privilege of extension of this Lease beyond the Renewal Term.

     SECTION 30.04.A. During the Renewal Term, Lessee shall pay to Lessor annual Fixed Rent, at the same times and in the same manner as in the Term originally provided for, at the annual rate equal to the annual fair rental value of the Demised Premises (with deduction for the cash value of free rent and leasehold improvements), which renewing, non-equity tenants are then receiving in connection with a lease for comparable space in a building of the same age, quality, size, location, services, amenities, quality of construction and appearance to that of the Building on the date of the commencement of the Renewal Term with a term equal to the Renewal Term and otherwise containing the same provisions as this Lease contains, as determined by agreement between Lessor and Lessee. If, prior to the commencement of the Renewal Term, Lessor and Lessee are unable to agree on the amount of the annual Fixed Rent during the Renewal Term, then in such event, the determination of such annual fair rental value shall be made by arbitration pursuant to the provisions of
Section 30.04.B. hereof. If the Renewal Term shall commence prior to determination of the amount of annual Fixed Rent payable during the Renewal Term, either by agreement or by decision of the arbitrators, Lessee, in the meantime, shall pay the monthly installments of Fixed Rent at the annual rate payable under this Lease for the year ending on the Expiration Date originally provided for herein. If monthly installments of the amount agreed upon by Lessor and Lessee, or found by the arbitrators, shall be greater than such amount, then Lessee, forthwith after such agreement or arbitrator's decision, shall pay to Lessor, for the period from the commencement of the Renewal Term to the last day of the calendar month in which the agreement or the arbitrators' decision takes effect, the difference between the monthly installments actually paid and the monthly installments which should have been paid in accordance with such agreement or arbitrators' decision, together with interest at the prime rate plus two (2%) percent from the respective due dates of each monthly installment to the date of payment pursuant to this paragraph; and, thereafter, Lessee shall pay the monthly installments at the new rate. In no event shall the annual Fixed Rent during the Renewal Term be less than the annual Fixed Rent payable immediately prior to the Renewal Term.

     B.(1) In the event that Lessor and Lessee are unable to agree on the amount of the annual Fixed Rent during the Renewal Term, then either Lessor or Lessee (hereinafter referred to as the "Initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

     (2) If the Initiating Party gives a Review Notice, then within twenty (20) days after giving of such Review Notice, the Responding Party shall give notice to Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty
(20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree to such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrators written determination of the fair market rent of the Demised Premises based on the criteria set forth in
Section 30.04.A. The fair market rent specified by Lessor's arbitrator shall be called the "Lessor's Submitted Value" and the fair market rent specified by Lessee's arbitrator shall be called the "Lessee's Submitted Value." Copies of such written determinations shall promptly be sent to both Lessor and Lessee. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party's arbitrator's determination as to fair market rent, if, and only if, such failure persists for five (5) days after notice to whom such arbitrator is acting, and, provided that such five (5) day period shall be extended by reason of any Unavoidable Delay. If the higher determination of the fair market rent for the Demised Premises is not more than one hundred and five (105%) percent of the lower determination of the fair market rent, then the fair market rent for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall appoint a third arbitrator. In the event of

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their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Westchester County Bar Association (who may consult with the Chairman of the Real Property Law Committee of the Westchester County Bar Association). Within ten (10) days after the appointment of such third arbitrator, the Lessor's arbitrator shall submit Lessor's Submitted Value to such third arbitrator and the Lessee's arbitrator shall submit Lessee's Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such fifteen
(15) day period, make his own determination of the fair market rent of the Demised Premises using the criteria set forth in Section 30.04.A. hereof, and send copies of his determination promptly to both Lessor and Lessee specifying whether Lessor's Submitted Value or Lessee's Submitted Value was closer to the determination by such third arbitrator of the fair market rent of the Demised Premises. Whichever of Lessor's Submitted Value or Lessee's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rent of the Demised Premises.

     (3) In no event shall the arbitrators enlarge upon, or alter or amend, this Lease or Lessor's or Lessee's rights as provided in this Lease, it being understood that the sole issue for determination by the arbitrators shall be the single issue of fact of the annual fair rental value of the Demised Premises as provided in paragraph A of this Section 30.01.

     (4) Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall be borne by the parties equally.
The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or, calling such witness or ordering such transcripts.

     SECTION 30.05. The rights provided to Lessee to extend this Lease as provided in Section 30.01 is conditioned in all respects upon (i) there being no Event of Default in the observance or performance of any term, covenant, condition or agreement of Lessee's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to commencement of the Renewal Term, and (ii) there being no sublease in effect (other than subleases with related corporations) with respect to the Demised Premises or any part thereof during the two (2) year period immediately preceding the Expiration Date originally provided for herein. Any termination, cancellation or surrender of this Lease shall terminate any right of extension hereunder for the Renewal Term.

                     ARTICLE 31 -   FIBER OPTIC NETWORK SERVICES

     SECTION 31.01. From and after the Commencement Date, Lessor agrees that Lessee shall have the right, subject to the rights of other lessees, and Lessor's reasonable consent, which shall not be unreasonably withheld, conditioned or delayed, to install, maintain, repair, remove and operate in the Demised Premises and penetrate the Building in a location reasonably designated by Lessor and utilize existing Building conduits and risers for the installation and maintenance of fiber optic cables, PROVIDED, HOWEVER, that such fiber optic cables do not exceed four (4) inches in diameter, in connection with Lessee's fiber optic network (the "Fiber Optic Network") for the Term of this Lease or any Renewal Term. Lessee shall notify Lessor of its intention to install, use and maintain the Fiber Optic Network in accordance with the provisions of this Lease.

     SECTION 31.02. If Lessor shall grant its consent to the installation, use or maintenance of the Fiber Optic Network, then the same shall (i) be installed and maintained at the sole cost and expense of Lessee, (ii) be installed and maintained in a good and workmanlike manner, in a location reasonably designated by Lessor, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws,
(iii) be consistent with the use of the Demised Premises provided for herein,
(iv) be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, which approval by Lessor will not be unreasonably withheld, conditioned or delayed, (v) be of such nature so as not to lessen the fair market value of the Building or Property, and (vi) be performed under the supervision of a licensed architect reasonably approved by Lessor and in accordance with Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES, as may be reasonably amended from time to time.

     SECTION 31.03.A. Unless Lessor shall otherwise expressly indicate in writing at the time of granting its consent to the installation of the Fiber Optic Network, Lessee shall, on or before the expiration or sooner termination of this Lease as and when provided in Section 29.02, remove the Fiber Optic Network and restore the affected portion of the Demised Premises and Building to the state or condition thereof existing prior to the installation of the Fiber Optic Network.

     B. Any and all contractors to be involved in performing work shall be subject to Lessor's prior approval, which shall not be unreasonably withheld, conditioned or delayed.

     C. Prior to installing the Fiber Optic Network, Lessee shall furnish Lessor with evidence reasonably satisfactory to Lessor of such insurance as Lessor may require and such insurance shall be in full force and effect during such installation and will cover, by endorsement or otherwise, the risk during the course of such installation.

     SECTION 31.04. All of the terms, covenants and conditions of this Lease shall continue in full force and effect.

     SECTION 31.05. The right of Lessee to install, use or maintain the Fiber Optic Network as provided in Section 31.01 is conditioned in all respects upon there being no material Event of Default in the observance or performance of any term, covenant, condition or agreement on Lessee's part to be observed or performed under this Lease both at the time the notice is given. Any termination, cancellation or surrender of this Lease shall terminate Lessee's right to install, use or maintain the Fiber Optic Network.

                                 ARTICLE 32 - BROKERS

     SECTION 32.01. The parties represent that in connection with this Lease it dealt with no broker other than Austin Corporate Properties, Inc. and Insignia/ESG (the "Brokers"), nor has either party had any correspondence or other communication in connection with this Lease with any other person who is a broker, and that so far as the parties are aware the Brokers are the only brokers who negotiated this Lease. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) arising out of any inaccuracy of the above representation. Lessor agrees to pay the Brokers all commissions due for their services pursuant to a separate written agreement.

                            ARTICLE 33 - SECURITY DEPOSIT

     SECTION 33.01.A. Lessee shall deposit with Lessor, upon execution of this Lease, the sum of One Hundred and Thirty-Six Thousand, Eight Hundred and Four and 00/100 ($136,804.00) Dollars either in cash or by Letter of Credit as provided in Section 33.02 as security for the faithful performance and observance by Lessee of the terms, provisions, conditions and covenants of this Lease (the "Security Deposit"). Lessee agrees that, in the event that Lessee defaults, beyond all applicable grace and cure periods after notice, in respect of any terms, provisions, conditions and covenants of this Lease (including the payment of Rent), Lessor may use, apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank (as such term is defined in Section 33.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of Rent, or any other sums as to which Lessee is in default, or for any sum that Lessor may expend or may be required to expend by reason of Lessee's default, in respect of the terms, provisions, conditions and covenants of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Lessor). In the event that Lessor applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, as the case may be, Lessee shall forthwith restore the amount so retained or applied.

     B. In the event that the Security Deposit hereunder is in cash, Lessor agrees to maintain such cash in an interest bearing account with the interest to be added as additional security, except that Lessor shall be entitled to an administrative fee of One (1%) percent per annum to administer the account.

     SECTION 33.02. In lieu of a cash deposit, Lessee may deliver to Lessor a clean, irrevocable and unconditional Letter of Credit issued by and drawn upon any commercial bank reasonably acceptable to Lessor (the "Issuing Bank") with offices for banking purposes in the City of New York, which Letter of Credit shall have a term of not less than one year, be in a form and content reasonably satisfactory to Lessor, be for the account of Lessor and be in the amount of One Hundred and Thirty-Six Thousand, Eight Hundred and Four and 00/100 ($136,804.00) Dollars, subject to reduction as provided for herein. The Letter of Credit shall provide that:

          A. the Issuing Bank shall pay to Lessor an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit, a sight draft in the amount to be drawn and an affidavit of default;

          B. the Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year during the Term of this Lease, unless the Issuing Bank sends written notice ("Non-Renewal Notice") to Lessor by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to renew such Letter of Credit;

          C. Lessor, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit (which moneys shall be held by Lessor as a cash deposit pursuant to the terms of this Article 33 pending replacement of such Letter of Credit); and

          D. Upon Lessor's sale of the Property, or Lessor's interest therein, or a leasing of the Property, the Letter of Credit shall be transferable by Lessor as provided in Section 33.04.

     SECTION 33.03. In the event of a sale of the Property, or Lessor's interest therein, or of a leasing of the Property, Lessor shall transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Lessor shall thereupon be released by Lessee from all liability for the return of such cash security or Letter of Credit to a new lessor, provided that such new lessor assumes all of Lessor's obligations with respect to such cash security or Letter of Credit. Lessee shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

     SECTION 33.04. Lessee covenants that it will not assign or encumber, or attempt to assign or encumber the monies or Letter of Credit deposited hereunder as security, and that neither Lessor nor its successors and/or assigns shall be bound by any such assignment, or attempted encumbrance.

     SECTION 33.05. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, conditions and covenants of this Lease, and provided further, that no Event of Default shall have occurred and be continuing, the Security Deposit shall be returned to Lessee within thirty (30) days after Lessee delivers possession of the Demised Premises to Lessor as provided for in this Lease.

                               ARTICLE 34 - DEFINITIONS

     SECTION 34.01. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

          (a) "Additional Rent" shall mean all sums of money, other than Fixed Rent, as shall become due from and payable by Lessee hereunder.

          (b) "Building" shall mean the building, structures and improvements, and related facilities, including paved areas and all parking lots adjacent and/or appurtenant thereto (other than "Building Equipment," as such term is herein defined) known as The Gateway and located at One North Lexington Avenue, White Plains, New York 10601, now or hereafter erected, constructed or situated on the land underlying or appurtenant to the Building or any part thereof, together with all alterations, additions and improvements thereto and all restorations and replacements thereof.

          (c) "Building Equipment" shall mean all machinery, systems, apparatus, facilities, equipment and fixtures of every kind whatsoever now or hereafter belonging, attached to and used exclusively (whether or not same constitute fixtures), or procured for exclusive use, in connection with the operation or maintenance of the Building and/or Property, including water, sewer and gas connections, all heating, electrical, lighting, and power equipment, engines, furnaces, boilers, pumps, tanks, dynamos, motors, generators, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning equipment and apparatus, cranes, elevators, escalators, ducts and compressors and any and all replacements thereof and additions thereto; but excluding, however, (i) Lessee's Property, (ii) property of any sublessee which sublessee may be authorized to remove from the Building upon and subject to the terms and conditions of its sublease and this Lease, (iii) property of contractors servicing the Building, and
     (v) improvements for water, gas, and electricity and other similar equipment or improvements owned by any public utility company or any governmental agency or body.

          (d) "Cost" shall mean that Lessor will perform all such services on a "cost plus" basis, whereby Cost shall include, but not be limited to, the reasonable cost of sub-contractors, material, equipment rental, transportation and delivery items, permits, fees, taxes, insurance's, debris removal, demolition, safety protection, labor, supervision, project management, purchasing, expediting and material handling, and shall also include a contingency, based on the complexity of the work to be performed, of up to five percent (5%) of the total of all such items otherwise included within such definition (hereinafter collectively referred to as the "Trades"). In addition, with respect to Lessor's Work as provided for in Article 8 of this Lease or Alterations as provided for in Article 25 of this Lease, Cost shall also include Lessor's fee for acting as general contractor which shall be equal to: (i) Eighteen and Eighty Hundredths (18.80%) of the total cost of the Trades, if such cost does not exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars; (ii) Sixteen and Sixty-
Three Hundredths (16.63%) Percent of the total cost of the Trades, if such costs are between One Hundred, Thousand and One and 00/100 ($100,001.00) Dollars and Three Hundred and Ninety Nine Thousand, Nine Hundred and Ninety-Nine and 99/100 ($399,999.99) Dollars; or (iii) Fifteen and Fifty-Six Hundredths (15.56%) Percent of the total cost of the Trades, if such costs are in excess of Four Hundred Thousand and 00/100 ($400,000.00) Dollars, PROVIDED, HOWEVER, that with respect to decorating only, such fee shall be applicable to labor and costs of installation, but shall not be applicable to the cost of furniture, art and similar items otherwise included therein. Lessee agrees that the same shall be collectible as Additional Rent pursuant to the Lease, and in default of payment thereof Lessor shall, in addition to all other remedies, have the same rights as in the event of default of payment of rent.

          (e) "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental conditions at the Demised Premises, Building or Property as now or may at any time hereafter be in effect, including but not limited to and without limiting the generality of the foregoing, The Clean Water Act also known as the Federal Water Pollution Control Act, 88 U.S.C. Sections 1251 ET SEQ., the Toxic Substance Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 186 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ., the Surface Mining Control and Reclamation Act, Section 1201 ET SEQ., 80 U.S.C. Section 1201 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 ET SEQ., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. Section 1818, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 1101 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sections 6901 ET SEQ., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

          (f) "Hazardous Material" shall mean (i) Any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) CERCLA, SARA, BCRA, or any other Environmental Law as now or at any time hereafter in effect; (ii) any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. Sections
     261.20 through 261.24, inclusive, and those extremely hazardous substances listed under Section 902 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Sections 6 and 8 of OSHA and 29 C.F.R. Part 1910; (iii) any asbestos or asbestos containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substance or dangerous material in any Environmental Law, (iv) "Red Label" flammable materials;
     (v) all laboratory waste and by-products; and (vi) all biohazardous materials.

          (g) "Insurance Requirements" shall mean the rules, regulations, orders and other requirements of any insurance rating or regulatory organization having jurisdiction of, and which are applicable to, the Demised Premises and of any liability, casualty, or other insurance policy which either Lessor or Lessee is required hereunder to maintain or may maintain hereunder.

          (h) "Legal Requirements" shall mean the requirements of every statute, law, ordinance, regulation, rule requirement, order or directive, now or hereafter made by any federal, state or local government or any department, political subdivision, bureau, agency, office or officer thereof, or any other governmental authority having jurisdiction (a "Governmental Authority") with respect to and applicable to (i) the Demised Premises and appurtenances thereto, and/or (ii) the condition, equipment, maintenance, use or occupation of the Demised Premises, including the making of an alteration or addition in or to any structure upon, connected with or appurtenant to the Demised Premises.

          (i) "Lessee's Delays" shall mean any and all delays caused by or attributable to any action or failure or refusal of Lessee to perform a duty of, Lessee or any person claiming through or under Lessee, or any agent, servant, employee, director, shareholder, contractor or invitee of Lessee or any such person.

          (j) "Lessee's Property" shall mean all articles of personal property and fixtures and other property, which have been installed or affixed on, in or to, or brought into, the Demised Premises, at the expense of Lessee or any permitted sublessee of Lessee or other permitted occupant of the Demised Premises and without any credit or allowance by Lessor, which are not replacements or any property of Lessor (whether any such replacement is made at Lessee's expense or otherwise), and which do not constitute alterations, changes, additions, or improvements to the Demised Premises or any appurtenances thereto.

          (k) "Lessee's Proportionate Share" shall mean a fraction the numerator of which is equal to the rentable square footage that Lessee occupies in the Demised Premises, and the denominator of which is equal to the total rentable square footage of the Building as it presently exists or may hereinafter be increased or enlarged. As of the date hereof, the total rentable square footage of the Building shall be deemed to be Five Hundred and Twenty-Two Thousand, Nine Hundred and Twenty (522,928). During the period from the Initial Premises Commencement Date to the day preceding the Additional Premises Commencement Date Lessee's Proportionate Share shall be deemed to be Two and Eighty-Eight Hundredths (2.88%) percent. During the period from the Additional Premises Commencement Date to the Expiration Date (both dates inclusive) Lessee's Proportionate Share shall be deemed to be Four and Eight Hundredths (4.08%) percent. Lessee and Lessor agree that Lessee's Proportionate Share is not based upon any particular method of measuring the Demised Premises and/or the Building and represents an agreed upon percentage which shall not be contestable by Lessee at a future date.

          (l) "Lessor's Agents" shall be deemed to include agents, servants, employees, directors, officers, shareholders and contractors of Lessor.

          (m) "Normal Working Hours" shall mean only those between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday, exclusive of New Years Day, the day designated as the legal holiday for the celebration of President Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day, and all other holidays set forth in the contract between Lessor and its Building employees as a holiday.

          (n) "Unavoidable Delays" shall mean any and all delays beyond Lessor's reasonable control, including Lessee's Delays, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

          (o) "Untenantable" shall mean actual inability to use space in the Demised Premises for the purposes permitted by Section 4.01.

     SECTION 34.02. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

          (a) The terms "include," "including," and "such as" shall be construed as if followed by the phrase "without being limited to."

          (b) Whenever this Lease provides that Lessee shall pay Lessor interest at the "maximum legal rate" then interest shall be payable at the highest rate of interest permitted at the relevant time by applicable law to be paid by Lessee without impairing the validity or enforceability of this Lease and without incurring any civil or criminal penalty.

          (c) The term "obligations of this Lease" and words of similar import, shall mean the covenants to pay Fixed Rent and Additional Rent and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

          (d) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

          (e) Reference to "substantially complete" and words of similar import shall be deemed to mean, with regard to construction work, completion but for such minor details of work, the non-completion of which would not materially interfere with the utility of the affected space and if a certificate is issued by an independent architect or engineer stating that the work is substantially complete, then such determination shall be conclusive and binding upon the parties to this Lease.

          (f) Reference to "termination of this Lease" includes expiration or earlier termination of the Term or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate hereby granted by this Lease shall end at noon on the date of termination as if such date were the date of expiration of the Term and neither party shall have any further liability or obligation to the other after such termination (i) except as shall be expressly provided for in this Lease, and (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                              ARTICLE 35 - MISCELLANEOUS

     SECTION 35.01. This Lease shall be governed in all respects by the laws of the State of New York applicable to leases made and to be performed wholly therein.

     SECTION 35.02. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, single or plural, as the identity of the person or persons or entity or entities in question may require. The term "person" shall be deemed to include individuals, corporations, partnerships, joint ventures, firms, associations and other entities.

     SECTION 35.03. All provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants," as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

     SECTION 35.04. If any provision of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 35.05. The article headings in this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing this Lease.

     SECTION 35.06. This Lease contains the entire agreement between the parties regarding the Demised Premises and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. No waiver or modification by either party or any provision or covenant of this Lease shall be deemed to have been made unless such waiver is expressed in writing and signed by the party against whom such waiver or modification is sought.

     SECTION 35.07. Lessee agrees with Lessor that Lessee will not record this Lease or any memorandum of this Lease without the prior written consent of Lessor.

     SECTION 35.08. The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to and inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and assigns, except as otherwise provided for herein.

     SECTION 35.09. Upon request of Lessor at any time and from time to time, Lessee and any such person shall submit to Lessor true, correct, current and complete publicly available financial statements of Lessee and its affiliates, if any.

     SECTION 35.10. Solely for the purposes of a proceeding under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (a "bankruptcy law"), the following terms and conditions have been agreed upon by Lessor and Lessee:

          (a) In the event of a default by Lessee under this Lease continuing after the filing of a voluntary or involuntary petition (a "pre-petition default") under any bankruptcy law, a period exceeding thirty (30) days for curing such default shall in no event be deemed reasonable.

          (b) In order to be deemed adequate assurance by Lessee for the cure of any pre-petition default, Lessee, or the trustee, as the case may be, must
     (i) deposit with a banking institution selected by Lessor securities, in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, equal to twice the amount of Rent due or the cost, as estimated by Lessor of curing the pre-petition default, as the case may be, or (ii) grant to Lessor a security interest or lien which shall be superior to any and all claims and liens, on any of Lessee's property that is valued at liquidation at twice the amount of such Rent or cost.

          (c) In order to be deemed adequate assurance by Lessee, with respect to the payment of Rent due after the filing of a voluntary or involuntary petition under any bankruptcy law, Lessee must (i) deposit with a banking institution selected by Lessor securities in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, of not less than six (6) months' Rent, or (ii) grant a security interest or lien, which shall be superior to any and all claims and liens, in any of Lessee's property that is valued at liquidation at not less than six (6) months' Rent.

     SECTION 35.11. Lessee represents and warrants: (i) that it is a corporation duly organized and in good standing under the laws of the State of New York,
(ii) that it has all requisite authority to execute and to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by-law, agreement or other rule of governance, and (iii) that the individual executing this Lease on behalf of Lessee is so authorized and Lessee shall supply Lessor with a verified resolution or similar written documentation evidencing such authority upon or prior to Lessee's execution of this Lease.

     SECTION 35.12. Lessor represents and warrants that the individual executing this Lease on behalf of Lessor is so authorized and Lessor shall supply Lessee with a verified resolution or similar written documentation evidencing such authority upon or prior to Lessor's execution of this Lease.

     IN WITNESS WHEREOF, the parties to this Lease have executed the same on the day and in the year first above written.

                         CONNECTICUT LIFE INSURANCE COMPANY (Lessor)
                         By: CIGNA INVESTMENTS, INC.


                         By:  /s/ James H. Rogers              L.S.
                            -----------------------------------
                              Name:   James H. Rogers
                              Title:    Managing Director


                         METROMEDIA FIBER NETWORK SERVICES, INC. (Lessee)


                         By:  /s/ Howard Finkelstein           L.S.
                            -----------------------------------
                              Name:   Howard Finkelstein
                              Title:    President

STATE OF CONNECTICUT     )
                         ) SS.:
COUNTY OF HARTFORD       )

     On the 9th day of February, 1998, before me personally came James H. Rogers, to me known, who being by me duly sworn, did depose and say that he resides in Hartford, Connecticut; that he is the Managing Director of CIGNA INVESTMENTS, INC., a Connecticut corporation described in and which executed the foregoing instrument; that he signed his name thereto on behalf of the Corporation described therein by order of its board of directors and on behalf of CONNECTICUT GENERAL LIFE INSURANCE COMPANY who authorized same pursuant to a resolution of its board of directors dated June 11, 1985.


          /s/ Donna M. Lucente
     -----------------------------------------
     Notary Public       DONNA M. LUCENTE
                         NOTARY PUBLIC
                         STATE OF CONNECTICUT
                         MY COMMISSION EXPIRES JAN. 31, 2002



STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

     On the 25th day of February, 1998, before me personally came HOWARD FINKELSTEIN, to me known, who being by me duly sworn, did depose and say that he resides in Greenwich, Connecticut; that he is the President of METROMEDIA FIBER NETWORK SERVICES, INC., a New York corporation described in and which executed the foregoing instrument; that he signed his name thereto on behalf of the corporation by order of its board of directors.


          /s/ Yvette Kitrosser
     ------------------------------------------
     Notary Public       VYETTE KITROSSER
                         Notary Public, State of New York
                         No. 31-5008842
                         Qualified in New York County
                         Commission Expires Mar. 1, l999

==============================================================================


                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE




==============================================================================






                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601






==============================================================================


                                     EXHIBIT "A"

                   THE METES AND BOUNDS DESCRIPTION OF THE PROPERTY


==============================================================================

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601


                   THE METES AND BOUNDS DESCRIPTION OF THE PROPERTY


     ALL THAT certain plot, piece or parcel of land situate, lying and being in the City of White Plains, County of Westchester and State of New York, known and designated as Delivery Parcel No. 1, on a certain map entitled "CENTRAL RENEWAL PROJECT, N.Y. R-37, DISPOSITION PARCELS NOS. 9, 10, 18, 19, WHITE PLAINS URBAN RENEWAL AGENCY, WHITE PLAINS, NEW YORK", prepared by James W. Delano, Surveyor on March 26, 1984 and filed in the Westchester County Clerk's Office, Division of Land Records on June 5, 1984 as Map No. 21580, which parcel is more particularly bounded and described as follows:

     BEGINNING at a point on the northerly side of Main Street at the westerly end of a curve having a radius of 20.00 feet, connecting to the westerly side of North Lexington Avenue with the said northerly side of Main Street;

     THENCE along the northerly side of Main Street, South 84 degrees, 03 minutes 34 seconds West 288.907 feet to the easterly end of a curve having a radius of 5.00 feet, connecting to the easterly side of Bank Street with the northerly side of Main Street;

     THENCE westerly and northerly on said curve to the right having a radius of
5.00 feet, a distance of 7.854 feet to the easterly side of Bank Street;

     THENCE along the easterly side of Bank Street, North 5 degrees, 56 minutes and 26 seconds West 203.564 feet to the southerly end of a curve having a radius of 5.00 feet, connecting the southerly side of Hamilton Avenue with the easterly side of Bank Street;

     THENCE northerly and easterly on said curve to the right having a radius of
5.00 feet, a distance of 7.929 feet to the southerly side of Hamilton Avenue;

     THENCE along the southerly side of Hamilton Avenue, North 84 degrees, 55 minutes and 13 seconds East 277.676 feet to the westerly end of a curve having a radius of 20.00 feet, connecting the westerly side of North Lexington Avenue with the southerly side of Hamilton Avenue;

     THENCE easterly and southerly on said curve to right having a radius of
20.00 feet, a distance of 29.761 feet to westerly side of North Lexington
Avenue;

     THENCE along the westerly side of North Lexington Avenue, South 9 degrees, 49 minutes and 13 seconds East 169.783 feet to the northerly end of a curve having a radius of 20.00 feet, connecting the northerly side of Main Street with the westerly side of North Lexington Avenue;

     THENCE southerly and westerly on said curve to the right having a radius of
20.00 feet, a distance of 32.77 feet to the northerly side of Main Street and the point and place of BEGINNING.



                               EXHIBIT "A" Page 1 of 2

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601



                                    DESCRIPTION OF
                                   OPEN PARKING LOT
                                   (FERRIS AVENUE)
                                 City of White Plains
                             Westchester County, New York

All that certain plot, piece or parcel of land, situate, lying and being in the City of White Plains, County of Westchester and State of New York being a portion of lands shown on a certain map entitled "Central Renewal Project Disposition Parcel Nos. 9, 10, 18, 19". Said map being filed in the Westchester County Clerk's Office, Division of Land Records as Map No. 21580. Said parcel being more particularly bounded and described as follows:

BEGINNING at the northerly terminus of a curve connecting the westerly side of North Lexington Avenue with the northerly side of Hamilton Avenue, as shown and delineated on Filed Maps Nos. 15553 and 21580;

THENCE southerly and westerly on a curve to the right having a radius of 20.000 feet and a central angle of 94DEG. 53' 55" for 33.126 feet to a point on the northerly side of Hamilton Avenue;

THENCE westerly along the northerly side of Hamilton Avenue South 84DEG.
 55' 13" West 255.596 feet to the easterly terminus of a curve connecting the northerly side of Hamilton Avenue with the easterly side of Ferris Avenue;

THENCE westerly and northerly on a curve to the right having a radius of 35.000 feet and a central angle of 90DEG. 00' 00" for 54.978 feet to a point on the easterly side of Ferris Avenue;

THENCE northerly along the easterly side of Ferris Avenue North 5DEG. 04' 47" West 50.00 feet, and North 6DEG. 37' 25" West 134.669 feet to the northwesterly corner of the parcel herein described;

THENCE easterly along the southerly side of New Street a right-of-way easement designated as Easement "A" on Filed Map No. 21580 North 84DEG. 29' 20" East
279.155 feet and on a curve to the right having a radius of 20.000 feet and a central angle of 85DEG. 57' 50" for 30.007 feet to a point on the westerly side of North Lexington Avenue;

THENCE southerly along the westerly side of North Lexington Avenue South 9DEG.
 32' 50" East 85.745 feet and South 9DEG. 58' 42" East 96.440 feet, to the point or place of beginning.

Said parcel being subject to an easement for right of way purposes established and delineated in accordance with direction and description by the White Plains Urban Renewal Agency. Said easement being more particularly bounded and described as follows:

BEGINNING at a point on the easterly side of Ferris Avenue, said point being distant from the southerly terminus of a curve having a radius of 20.000 feet connecting the easterly side of Ferris Avenue with the southerly side of Water Street as follows.

          South 7DEG.  51' 22" East 77.118 feet, and
          South 6DEG.  37' 25" East 198.884 feet,

said point of beginning also being the northwesterly corner of the easement herein described;

THENCE running easterly along the southerly side of New Street North 84DEG.
 29' 20" East 39.803 feet to a point of curvature where the radius of said curve, having a radius of 20.000 feet, bears South 5DEG. 30' 40" East to the center;

THENCE generally in a southerly direction through the before described parcel, the following courses and distances:


          on a curve to the left having a radius of 20.000 feet and a central angle of 86DEG. 32' 43" for 30.210 feet;
          South 2DEG.  03' 23" East 103.334 feet;
          South 5DEG. 03' 48" East 72.778 feet, and on a curve to the left having a radius of 25.000 feet and a central angle of 90DEG. 01' 00" for 39.277 feet;

to the northerly side of Hamilton Avenue;

THENCE westerly along the northerly side of Hamilton Avenue South 84DEG.
 55' 13" West 0.881 feet to the easterly terminus of a curve connecting the northerly side of Hamilton Avenue with the easterly side of Ferris Avenue;

THENCE westerly and northerly on a curve to the right having a radius of 35.000 feet and a central angle of 90DEG. 00' 00" for 54.978 feet to a point on the easterly side of Ferris Avenue;

THENCE northerly along the easterly side of Ferris Avenue as follows:

          North 5DEG.  04' 47" West 50.000 feet, and
          North 6DEG.  37' 25" West 134.669 feet,

to the point or place of beginning.

                               EXHIBIT "A" Page 2 of 2

===============================================================================


                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE


===============================================================================






                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601






===============================================================================

                                     EXHIBIT "B"

                       THE FLOOR PLANS OF THE DEMISED PREMISES

===============================================================================

                                     [FLOOR PLAN
                                          OF
                                THE GATEWAY BUILDING]

===============================================================================


                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE


===============================================================================






                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601






===============================================================================

                                    EXHIBIT "B-1"

                      THE FLOOR PLANS OF THE ADDITIONAL PREMISES


===============================================================================

                                   [THE FLOOR PLANS
                                          OF
                               THE ADDITIONAL PREMISES]

===============================================================================

                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE

===============================================================================







                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601







===============================================================================

                                     EXHIBIT "C"

                            BUILDING RULES AND REGULATIONS

===============================================================================

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601



                            BUILDING RULES AND REGULATIONS


     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public hall of the Building, either by any Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Lessee shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Lessor.

     5. No Lessee shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct. No Lessee shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     6. No additional locks or bolts of any kind shall be placed upon any of the doors or window by any Lessee, nor shall any changes be made in existing locks or mechanisms thereof. Each Lessee must, upon the termination of its tenancy, restore to Lessor all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys, so furnished, such Lessee shall pay to Lessor the cost thereof.

     7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises and/or Building only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Lessor. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease or which these Rules and Regulations are a part.

     8. Canvasing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

     9. Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Lessee. Lessor will furnish passes to persons for whom any Lessee requests same in writing. Each Lessee shall be responsible for all persons for whom he requests such pass and shall be liable to Lessor for all acts of such persons.

     10. Lessor shall have the right to prohibit any advertising by any Lessee which in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a Building of offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     11. Lessee shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any

                               EXHIBIT "C" Page 1 of 2

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601


odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

     12. If the Building contains central air conditioning and ventilation, Lessee agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Lessor with respect to such services.

     13. Lessee shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Demised Premises and/or the Building without Lessor's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all Legal Requirements, Insurance Requirements and/or Environmental Laws and shall be done during such hours as Lessor may designate.


                               EXHIBIT "C" Page 2 of 2

============================================================================


                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE


============================================================================








                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601





============================================================================

                                     EXHIBIT "D"

                               CLEANING SPECIFICATIONS

============================================================================

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601



                               CLEANING SPECIFICATIONS

     1. The Lessor shall perform the following General Office Cleaning services between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday of each week and said cleaning shall not be rescheduled by Lessee's overtime or extraordinary use of the Building or Demised Premises.

     a.   Empty all wastepaper baskets, damp wipe ashtrays and receptacles.

     b. Sweep and/or dustmop all hard surfaced flooring with mops so treated as to preserve the sheen and appearance of such flooring.

     c. Carpet sweep all areas requiring same. Said areas to be vacuumed clean twice weekly, conduct spot cleaning where necessary.

     d. Deposit all wastepaper from baskets in plastic bags (to be supplied by Contractor), placing same in locations as shall be designated convenient for the remove thereof. Lessor shall not be responsible for the removal of large boxes, wooden pallets or abnormal amounts of waste paper.

     e. Hand dust all desks, chairs, worktables, office furniture and equipment, window sills and moldings, filing cabinets, bookcases, open shelving and all other forms of office furniture and fixtures within normal arms reach, and vacuum upholstered furniture where necessary.

     f. Damp dust and wipe clean all glass tops and all desks and tables, removing all finger marks and smudges from same.

     g. Wipe clean of finger marks and maintain all brass and other bright work.

     h. Wash and clean tops of all water coolers and fountains and floors and wall areas surrounding them.

     i. Hand dust all doors and other ventilation louvers located within normal arms reach.

     j.   Dust clean interior of all wastepaper baskets and disposal cans.

     k.   Dust and sweep all open closet flooring.

     l. Lift and dust under all telephones and other such lightweight desk appurtenances, dusting and replacing same in their proper locations. Telephones will be sanitized once a month.

     m.   Whisk brush all fabric covered furniture.

     n. Instruct all employees to notify their supervisor, who in turn shall notify the proper designated representative of the building, of any irregularity found in any office during the general office cleaning.

     o. After cleaning, all electric lamps are to be extinguished, office windows closed, office doors securely locked and the Demised Premises to be left in a neat and orderly condition.

     p.   Do high dusting once per month.

     2. The Lessor shall perform the following Porter Services and Janitorial Maintenance Services in the manner and with the scheduling as set forth in the following:

     a. Scour wash all public lavatory flooring, using the proper coefficient of disinfectant for same.

     b. Thoroughly wash, scour clean and disinfect all basins, bowls and urinals located in all public lavatories.

     c. Damp dust and wipe clean all mirrors, powder shelves and enameled surfaces located in all public lavatories.

                               EXHIBIT "D" Page 1 of 2

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601



     d. Wipe clean of finger marks and maintain in a constant state of uniform brightness, all brass and other bright work located in all public lavatories.

     e. Damp wipe clean all soap dispensers, receptacles, partitions, stalls and tiled work within normal arms reach in all public lavatories. Said areas to be washed down at least once during the course of each weekly period.

     f. Empty and clean all paper towel and sanitary disposal receptacles in all public lavatories, depositing waste from same in designated locations.

     g. Refill all toilet tissue, hand soap and towel dispensers located in all public lavatories.

     h. Wash all terrazzo lobby flooring. Same to be machine scrubbed a minimum of once during the course of each monthly period.

     i. Hand dust all lobby marble, stone work and fixtures within normal arms reach.

     j. Dustmop and/or vacuum all public corridors as situated throughout the entire Building.

     k. Thoroughly wash, wax and machine polish and/or refinish all public corridors as situated throughout the entire building; twice during the course of each weekly period. (Full floor lessees responsible for floor maintenance of their entire floor; building is not responsible for the maintenance of any elevator corridors or aisles).

     l. Thoroughly wash, wax and machine polish and/or refinish all flooring as situated within the elevator cabs.

     m. Hand dust and clean all vertical surfaces located within the elevator cabs.

     n. Dust clean exterior of overhead lighting fixtures. Wash clean both inside and outside all of the lighting fixtures, fluorescent and incandescent, situated in the core space of the Building; once during the course of each yearly period.

     o. Dust clean all overhead pipes, ventilating louvers, air conditioning louvers and dusts, high moldings and other high areas and surfaces situated on all floors of the Building and not reached during the regularly scheduled tours of nightly cleaning; twice during the course of each yearly period.

     p. Damp mop all stairways and landings, dusting down all handrails, stairway doors and frames, fire hoses, standpipe nozzles and racks located in two sets of stairways; once during the course of each weekly period.

     q. Clean and polish saddles and entrance hardware in public areas once a month.

     r. All of the foregoing porter and janitorial maintenance services are to be rendered nightly, from Monday through Friday of each week, between the hours of 6:00 p.m. and 7:00 a.m., unless otherwise scheduled.

     s.   Police parking areas of the Building as required.

     3. Interior and exterior window cleaning shall be performed once every four months (three times a year).

     4. No cleaning services shall be rendered on any legal holiday or union holiday, including but not limited to the following: President's Day, Columbus Day, Election Day, Veterans Day, Good Friday, Martin Luther King Day, July 4th, Labor Day, Thanksgiving, Christmas and New Year's Day.

                               EXHIBIT "D" Page 2 of 2

============================================================================

                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE

============================================================================






                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601




============================================================================

                                     EXHIBIT "F"

                   THE PARTIES FINANCIAL CONTRIBUTIONS FOR THE WORK

============================================================================

                       [Letterhead of Albert B. Ashforth, Inc.
                                   Stamford Square
                                  3003 Summer Street
                               Stamford, CT 06905-4392
                         203 359-8500     Fax:  203 327-5610]




                                         MEMO


TO:       Howard Greenberg and Steven C. Hirsch

FROM:     Brian P. Heelan, RPA

RE:       Metro Media Drawings - Revised for clarification
          The Gateway Building

DATE:     February 23, 1998


As per our conversation, I have broken out the scope of work from the drawings provided by Milo Kleinberg and have clarified who is responsible for paying for such work. The information requested is as follows:

ARCHITECTURAL

A1 Clean existing wallcovering in reception area, Room 401, Small Conf. Room 407, Large Conf. Room 408 and Office Room 424. TENANT EXPENSE
A2 Modify existing millwork counter at end of open area as required for copy machine in Room 404 - RE: M3. TENANT EXPENSE
A3   Patch all existing ceiling tiles as required.  LANDLORD EXPENSE
A4   Patch all damage sheetrock as required.  LANDLORD EXPENSE
A5   Patch all damaged wallcovering as required.  TENANT EXPENSE
A6 Remove existing V.C.T. floor flash patch, and replace with new carpet in Room 412. TENANT EXPENSE
A7   Repair all blinds as required.  LANDLORD EXPENSE
A8 Relocate wall mounted form display fixture from office Room 412 to pantry Room 414. TENANT EXPENSE
A9   Furnish and install missing hat shelves and hang rods in all coat closet -
     Re: M1.  TENANT EXPENSE
A10 Furnish and install missing shelves in closet - RE: M2. TENANT EXPENSE A11 Furnish and install missing wood shelves in Room 424 - RE: M4. TENANT
     EXPENSE
A12 Remove low portion in open area and patch floor, wall, and ceiling as required. LANDLORD EXPENSE
A13 Build new office Room 423 with matching construction of wood door, door number 35 frames, 2X glass windows and wood frames, header/valance, aud wood base, provide new light switch and modify existing circuits as required. LANDLORD EXPENSE
A14  Paint entire premises.  LANDLORD EXPENSE
A15  Replace all existing carpet.  LANDLORD EXPENSE
A16  Relocate fire extinguisher for new layout.  TENANT EXPENSE

Howard Greenberg and Steven C. Hirsch
Page 2
February 23, 1998


A17 Furnish and install new door and frame with new hardware to match existing. REMOVED FROM SCOPE BY METROMEDIA
A18 Remove existing door and frame including adjacent wall nip patch smooth where wall is removed. REMOVED FROM SCOPE BY METROMEDIA
A19 Where demolished walls leave breaks in the ceiling plane, replace with new tiles and ceiling components. Extend and rework grids as required to continue existing ceiling pattern. LANDLORD EXPENSE
A20 All closets to receive same floor finish as adjacent area and paint P-1. LANDLORD EXPENSE

ELECTRICAL

El   Remove all floor outlets as required and patch smooth.  LANDLORD EXPENSE
E2 Furnish and install power and required for furniture, copier fax, etc. TENANT EXPENSE
E3   Relamp all light fixtures and make operable as required.  LANDLORD EXPENSE
E4   Remove extra exit light in open area 406.  LANDLORD EXPENSE
E5   Repair electrified roll down screen and make operable.  TENANT EXPENSE
E6 Contractor shall trace existing branch circuit wiring in existing electric panel and verify availabilities of existing spare circuits. Connect new required circuits to spares, and/or provide new panel box as required. TENANT EXPENSE
E7 Remove/Relocate light switches and modify circuits as required due to removal of existing partition. LANDLORD EXPENSE
E8 Patch, repair and refinish all damaged walls, floor convector and ceiling due to work done by electrician. LANDLORD SHALL PATCH AND REPAIR WHERE NECESSARY FROM DEMOLITION. TENANT TO PATCH AND REPAIR DUE TO ANY NOW CIRCUITS.
E9 Coordinate all core drill work, and shut down with landlord for schedule and approval. TENANT EXPENSE
E10 Provide circuits as required for all workstations to receive minimum of four (4) duplex receptacles. TENANT EXPENSE

MECHANICAL

M1 Clean, service and make operable the supplemental a/c unit in computer room 402. LANDLORD EXPENSE
M2   Relocate thermostat as required for new layout.  TENANT EXPENSE
M3   Repair all leaks as required.  LANDLORD EXPENSE

SPRINKLER & PLUMBING

SP1 Add, relocate, and/or remove sprinkler heads as required to comply with applicable building code. LANDLORD EXPENSE
SP1 Remove and cap off all exposed plumbing left by removal of pantry and sink. LANDLORD EXPENSE

Howard Greenberg and Steven C. Hirsch
Page 3
February 23, 1998


NOTES
-    Voice/data cable run shall be at the tenant's expense.
- Removal of existing telephone/computer system/security system in Room 402 and 403. TENANT EXPENSE
- Duplex and voice/date receptacles on furniture partition install outlets and power harness provided by other. TENANT EXPENSE
- Overhead task light, furnished by other, installed by electrician contractor. TENANT EXPENSE

Should you have any questions, please feel free to call me.

cc:  Mike Ziatyk

============================================================================


                               LEASE AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                      AS LESSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                      AS LESSEE


============================================================================






                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601






============================================================================

                                     EXHIBIT "G"

                        STANDARD REQUIREMENTS FOR ALTERATIONS
                              TO BE PERFORMED BY LESSEES



============================================================================

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601

                              STANDARD REQUIREMENTS FOR
                        ALTERATIONS TO BE PERFORMED BY LESSEES

     For purposes of these STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES, Lessee's Alterations, as that term is defined in Article 8 of the Lease, and Lessee's construction, work and alterations as contemplated in
Article 25 of the Lease are hereinafter sometimes collectively referred to as the "Alterations." Whenever in this Exhibit G Lessor's approval or consent must be sought and obtained prior to the performance of any Alterations, such approval or consent shall not be unreasonably withheld or delayed.

     SECTION 1. All Lessee's Alterations shall be performed in accordance with all Governmental Authority, Legal Requirements, Insurance Requirements and Environmental Laws (as those terms are defined in the Lease) and other agencies having jurisdiction and with the over-all design and construction standards of the Building, Building Equipment and Demised Premises. All Lessee's Alterations shall be built in accordance with the provisions hereof, the Lease, and the Final Plans (as hereinafter defined).

     SECTION 2. All architectural and engineering plans and specifications for the Demised Premises shall be prepared by a licensed architect employed by Lessee at its sole cost and expense and shall describe all the work which under this Lease is to be performed by Lessee and showing in sufficient detail the location of all utilities, partitions, bathrooms, offices, storage and/or locker facilities and any other matters which may affect the construction work to be performed by Lessee in the Demised Premises and/or Building. Lessor shall make available plans and specifications for the Building and Building Equipment, if requested by Lessee or his architect and the actual cost thereof shall be born by Lessee.

     SECTION 3. It shall be the sole responsibility of Lessee and/or Lessee's agent to file all drawings, plans and specifications, pay all fees and obtain all permits and applications from all Governmental Authority having jurisdiction, and to obtain a Certificate of Occupancy, Certificate of Compliance and all other "sign offs" and approvals required to enable Lessee to occupy the Demised Premises for the purposes provided for in its Lease. Lessor, at its sole cost and expense, shall be responsible for all violations in other parts of the Building which prevent Lessee from obtaining the Certificate of Occupancy, Certificate of Compliance and all other "sign offs" and approval to enable Lessee to occupy the Demised Premises

     SECTION 4. Simultaneously with any request for consent to make Lessee's Alterations as defined in Article 8 of the Lease or alterations to the Demised Premises pursuant to Article 25 of the Lease, Lessee, at its sole cost and expense shall cause Lessee's architect to prepare and deliver to Lessor for Lessor's approval two (2) sets of preliminary plans for Lessee's Alterations, prepared in strict accordance with the provisions contained herein, initialed by Lessee. Lessor shall notify Lessee of the matters, if any, in which the preliminary plans fail to conform to the standards established for the Property, Building, Building Equipment and/or Demised Premises, or otherwise fail to meet with the Lessor's approval. Lessee shall promptly upon receipt of any such notice or notices from Lessor cause the preliminary plans to be revised in such manner as is requisite to obtaining Lessor's approval and shall resubmit said revised preliminary plans initialed by Lessee as aforesaid for Lessor's approval within Thirty (30) days of said notice. When Lessor shall determine that the preliminary plans are satisfactory to Lessor, Lessor shall cause one set thereof to be initialed on behalf of Lessor, thereby evidencing the approval thereof by the Lessor, and shall return such set so initialed to Lessee. The preliminary plans or revised preliminary plans, as the case may be, so approved by Lessor are hereinafter referred to as the "Preliminary Plans." If such Preliminary Plans are not approved by Lessor within Fifteen (15) days after submission to Lessor, Lessor shall advise Lessee of such disapproval and Lessee's architect shall revise said plans at Lessee's cost and expense, and such plans shall be deemed approved by both Lessee and Lessor.

     SECTION 5. Within Thirty (30) days after Lessor's approval of Lessee's Preliminary Plans, Lessee, at its sole cost and expense, shall cause to be prepared and delivered to Lessor four (4) complete sets of drawings and specifications showing Lessee's Alterations, prepared in conformity with Preliminary Plans, and such drawings and specifications shall have been initialed by Lessee, evidencing Lessee's approval thereof. Lessor shall notify Lessee of the matters, if any, in which said drawings and specifications fail to conform to the Preliminary Plans and/or standards established for the Building, Building Equipment and/or Demised Premises. Lessee shall promptly upon receipt of such notice from Lessor cause said drawings and specifications to be revised in such manner as is requisite to obtaining Lessor's approval and shall resubmit revised drawings and specifications initialed by Lessee as aforesaid for Lessor's approval within Thirty (30) days of said notice. When Lessor shall determine that the drawings and specifications or revised drawings and specifications, as the case may be, conform to the Preliminary Plans and are satisfactory to Lessor, Lessor shall cause the plans and specifications to be initialed on behalf of Lessor, thereby evidencing the approval thereof by Lessor, and shall return two (2)

                               EXHIBIT "G" Page 1 of 5

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601

sets initialed by Lessor to Lessee and such drawings and specifications shall be deemed approved by both Lessee and Lessor (the "Final Plans"). Prior to commencement of Lessee's Alterations, Lessee shall furnish to Lessor in writing, a complete schedule for all of Lessee's Alterations in the Demised Premises planned at the time of submission.

     SECTION 6. Lessee shall reimburse Lessor promptly on demand therefor, for any and all reasonable and architectural, engineering and construction fees, costs and expenses (including costs and expenses incurred by or to an affiliate of, or entity related to Lessor) incurred by Lessor in connection with
(i) Lessor's review and/or approval of Lessee's Preliminary Plans and/or Final Plans or (ii) Lessor's inspection of Lessee's Alterations to determine whether same are being performed in accordance with the Final Plans, the provisions of any Mortgage, and all Legal Requirements, Insurance Requirements and Environmental Laws, excluding Lessor's Work as defined in the Lease. Such reimbursable costs and expenses shall include the fees of any architect or engineer employed by Lessor or any mortgagee, or superior lessor for such purposes.

     SECTION 7.1A. Until completion and final acceptance of the Lessee's Alterations, the Lessee and/or Lessee's contractors, subcontractors and/or materialmen involved in the performance of Lessee's Alterations, shall each, at their sole cost and expense, furnish and maintain the following insurance:

     (a) commercial general liability insurance, including contractual liability, completed operations insurance, covering the Demised Premises and Lessor's interest therein against "all risks" on an occurrence basis having a combined single limit of not less than Two Million ($2,000,000.00) Dollars, protecting Lessor, any Lessor's agent which is acting as a property manager for the purpose of furnishing services at the Demised Premises, the holder of any Mortgage and Superior Lease and Lessee as insureds (and naming each such person as an insured party or as an additional insured) against any and all claims for bodily injury, death or property damage occurring, during the period of Lessee's Alterations and during any period of time when Lessee or Lessee's agents, employees, or contractors, subcontractors and/or materialmen may enter the Demised Premises to perform work, in or upon the Demised Premises, Building and Property;

     (b) insurance (herein sometimes referred to as "Lessee's fire (casualty) insurance") against loss or damage by any and all risks and hazards to Lessee's Property (as hereinafter defined) for the full replacement value thereof (including coverages which are currently sometimes referred to as "all risk" with coverage written on a replacement cost basis);

     (c) workers' compensation and employees liability insurance in accordance with the laws of the State of New York and all other Governmental Authorities having jurisdiction over the Alterations being performed; and

     (d) comprehensive automobile liability insurance, including all owned, non-owned and hired vehicles, with limits of liability not less than:

     (i) $2,000,000.00 single limits coverage for bodily injury, including death; and

     (ii)  $500,000.00 single limits coverage for property damage.

     B. Prior to the commencement or any Lessee's Alterations, Lessee's contractors, subcontractors and/or materialmen, shall each furnish to Lessor an original or duplicate original policies, or certificates of insurance in triplicate, evidencing coverage for all of the items described above. Each of the foregoing insurance policies shall (i) be written in form and substance reasonably satisfactory to Lessor by an insurance company, licensed to do business in the State of New York, which shall be rated by Best's Insurance Rating Service with at least a rating equal to A:IX, (ii) include a provision to the effect that the same will not be canceled or modified except upon thirty
(30) days prior written notice to the Lessor, (iii) provide that any renewals or endorsements thereto shall also be deposited with Lessor, not less than thirty
(30) days prior to the expiration date of the policy being renewed, replaced or endorsed, to the end that said insurance shall be in full force and effect at all times during Lessee's Alterations, and (iv) contain the following clauses (with all blanks shown being filled in with the required and relevant information): "Includes Contractual Coverage for liability assumed under contract with _____________ dated _________, 199_," and "XC & U" exclusion deleted.

     C. Notwithstanding the providing to Lessor of the insurance policies hereintofore described, and in addition thereto it is further agreed as follows:

     (1) Lessee's contractors, subcontractors and/or materialmen shall be solely responsible and liable for and shall fully protect, defend, indemnity and save harmless the Lessor from and against all claims, suits, judgments and damages brought, recovered or exacted against the Lessor or against any person or

                               EXHIBIT "G" Page 2 of 5

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601


persons (including the employees of the contractors, subcontractors and/or materialmen but not limited thereto) or for any claim for any injury or damage to property (including property of the contractors, subcontractors and/or materialmen but not limited thereto) or the property of any other person or company occasioned by or arising out of our resulting from the performance of the Lessee's Alterations provided for in the agreement or occurring in connection therewith on the part of the contractors, subcontractors and/or materialmen, their agents, servants, employees, vendors, or any other person having anything whatsoever to do in connection with the Lessee's Alterations of the contractors, subcontractors and/or materialmen, whether such injuries (including death) or damages be based upon or attributable to the acts or omissions, whether intentional or otherwise, of the Lessor, its officers, directors, agents, servants, employees or otherwise, or participation or omission in the wrong by the Lessor, its officers, directors, agents, servants, employees or otherwise, or upon any alleged breach of any law, ordinance or regulation or of any statutory duty or obligation on the part of the Lessor relating to any Lessee's Alterations to be performed hereunder, including, but not limited to and without limiting the generality of the foregoing, all Governmental Authority, Legal Requirements, Insurance Requirements and/or Environmental Laws, and the contractors, subcontractors and/or materialmen agree to assume on behalf of the Lessor, its officers, directors, agents, servants, employees or otherwise, the defense of any action at law or in equity which may be brought against the Lessor, its officers, directors, agents, servants, employees or otherwise, upon any such claim and to pay all costs and expenses of whatever nature resulting therefrom and in connection therewith and to pay on behalf of the Lessor, its officers, directors, agents, servants, employees or otherwise, upon their demand the amount of any judgment that may be recovered or entered against the Lessor, its officers, directors, agents, servants, employees or otherwise, in any such action, including reasonable attorneys' fees and disbursements.

     (2) The obligation of the contractors, subcontractors and/or materialmen to indemnify and save harmless the Lessor, its officers, directors, agents, servants, employees or otherwise, as hereinabove set forth is absolute and not dependent upon any question of negligence on the part of the Lessor, its officers, directors, agents, servants, employees or otherwise, or the contractors, subcontractors and/or materialmen, their respective agents, servants, employees, vendors, or any other person or company having anything whatsoever to do in connection with the Lessee's Alterations or the contractors, subcontractors and/or materialmen. The approval by the Lessor of the methods of doing the Lessee's Alterations or failure of the Lessor to call attention to improper or inadequate methods or to require a change in methods or to direct the contractors, subcontractors and/or materialmen to take any particular precautions or to refrain from doing any particular thing shall not excuse the contractors, subcontractors and/or materialmen in case of any such injury to person (including death) or damage to property.

     (3) The Lessor and contractors, subcontractors and/or materialmen, to the extent they are insured, waive any right of recovery they may have against the other for loss or damage to property.

     (4) The Lessor shall not be liable for any loss or damage no matter how caused to any tools, machinery, equipment materials or supplies of the contractors, subcontractors and/or materialmen.

     (5) The contractors, subcontractors and/or materialmen shall obtain from their respective insurance carriers, an endorsement waiving the insurance carrier's right of subrogation against the Lessor.

     (6) In the event the contractors, subcontractors and/or materialmen sublets all or part of the Lessee's Alterations, such subcontractor shall be bound by the same terms and conditions as outlined herein.

     SECTION 8. It is agreed that Lessee assumes the entire responsibility and liability due to Lessee's acts or omissions whether intentional or otherwise, including statutory or common law for any and all injuries or death of any or all persons, including Lessee's contractor and subcontractors, employees and for any and all damages to property of third parties and Lessor caused by or resulting from or arising out of, any act or omission on the part of Lessee, Lessee's contractors, subcontractors and/or materialmen, their respective agents, servants, employees, vendors, or any other person or company having anything whatsoever to do in connection with the performance of the Lessee's Alterations thereunder and with respect to this Lessee's Alterations agrees to indemnify and save harmless Lessor, and any Mortgagee, or the holder of any Superior Lease, and any of the other lessees in the Property, from and against all losses and/or expense, including legal fees and expenses which they may suffer or pay as the result of claims or lawsuits due to, because of or arising out of any and all such injuries or death and/or damage, whether real or alleged and Lessee and Lessee's contractors, subcontractors and/or materialmen shall assume and defend at their own expense all such claims or lawsuits. The Lessee agrees to insure this assumed liability in its Comprehensive General Liability Policy and the original of the policy that Lessee will present to Lessor shall so indicate this contractual coverage.

     SECTION 9. Lessee's Alterations shall be coordinated with any other work being done or to be performed by Lessor, including Lessor's Alterations and any other lessees in the Building so that Lessee's

                               EXHIBIT "G" Page 3 of 5

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601


Alterations will not interfere with or delay the completion of any other such construction in the Building. Lessor or its agents, shall have access to Demised Premises at all times to supervise and/or inspect Lessee's Alterations. If the scheduling of any of Lessor's Work shall require the immediate installation of any of Lessee's Alterations, Lessor shall notify Lessee in writing requesting that said Lessee's Alterations be installed. If said work is not completed within a reasonable length of time from date of Lessor's notification, Lessor shall notify Lessee in writing of his failure regarding same and Lessor at its option shall cause said work to be installed. Lessee shall reimburse Lessor on demand, for all costs of planning and performing such work together with interest thereon at the maximum legal rate.

     SECTION 10. Lessor shall not be obligated to perform any Lessee's Alterations for Lessee without written authorization for same together with payment in advance for such Lessee's Alterations, except as otherwise provided for in the Lease.

     SECTION 11. Unless specifically waived in writing by Lessor, Lessee, and/or its contractors, subcontractors and/or materialmen shall furnish a bond in an amount equal to One Hundred and Ten (110%) percent of the cost of the alterations, naming Lessor as co-obligees and covering payment and performance of the Lessee's Alterations as well as labor and material payments in connection therewith. Said bond shall be with a surety company and in a form acceptable to Lessor, and the original thereof shall be delivered to Lessor prior to commencement of Lessee's Alterations.

     SECTION 12. Lessee shall submit to Lessor for approval plans for all roof penetrations and roof structures, if any, which are to be installed by Lessee. Roof structures shall not be more than three (3) feet in overall height, measured from the top of the dunnage steel mounted on stub up to the top most point of the structure. All such roof opening and structures shall be located in areas as directed by Lessor. Repairs for patching required for Lessee's Alterations, including the cutting of roof penetrations, installations of necessary curbs and flashing shall be performed by Lessor's roofer acting as Lessee's own agent and contractor at Lessee's sole expense. The Lessee's Alterations shall be done in such a manner that Lessor's roofing guarantee and the work performed by others will not be affected. All HVAC units shall be painted a color which has been previously approved in writing by Lessor's architect.

     SECTION 13. Lessee furnished items, fixtures and/or equipment that is to be mounted on or hung from the Demised Premises and/or Building must be approved in advance by Lessor. Lessee shall notify Lessor of the loads involved and, if they exceed design load of the Demised Premises and/or Building, Lessee, shall either modify the loads or pay all expenses involved, including architectural and engineering costs and fees, in the modification of the Demised Premises and/or Building to accommodate the excessive load.

     SECTION 14. Lessee shall permit Lessor or his agent to install and maintain in the ceiling space and/or under the concrete slab electrical, water or other line and/or ducts that may be required to service others in the Building.

     SECTION 15. It shall be Lessee's responsibility to cause each of Lessee's contractors, subcontractors and/or materialmen to maintain continuous protection of adjacent premises in such a manner as to prevent any damage to Lessee's Alterations or adjacent property and improvements by reason of the performance of Lessee's Alterations. Each contractor, subcontractor and/or materialmen shall properly protect Lessee's Alterations with lights, guard rails and barricades and shall secure all parts of Lessee's Alterations against accident, storm and any other hazard.

     SECTION 16. Lessee's contractors, subcontractors and/or materialmen performing Lessee's Alterations shall be required to remove and dispose of, at least once a week and more frequently as Lessor may direct, all debris and rubbish caused by or resulting from the construction of the Lessee's Alterations, and upon completion of the Lessee's Alterations, remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on the Demised Premises, Property or Building. If at any time Lessee's contractors, subcontractors and/or materialmen shall neglect, refuse, or fail to remove any such debris, rubbish, surplus materials, or temporary structures within two (2) days from and after notice to Lessee from Lessor with respect thereof, Lessor may cause the same to be removed and charge the cost thereof to Lessee, which cost shall be paid to Lessor upon demand therefor, as Additional Rent.

     SECTION 17. Lessee's contractors, subcontractors and/or materialmen participating in Lessee's Alterations shall guarantee that the portion thereof for which he is responsible will be free from any defects in workmanship and materials for a period of not less than one (1) year from date of completion thereof. Lessee shall also require that any such contractors, subcontractors and/or materialmen performing such Lessee's Alterations shall be responsible for the placement or repair without additional charge to Lessor of any and all Lessee's Alterations done or furnished by or through such contractors, subcontractors and/or materialmen which shall become defective within one (1) year after completion of

                               EXHIBIT "G" Page 4 of 5

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
THE GATEWAY
One North Lexington Avenue
White Plains, New York 10601

Lessee's Alterations. The correction of such Lessee's Alterations shall include without additional charge to Lessor all additional expenses and damages in connection with such removal, replacement of, or any part of the Lessee's Alterations or any part of the Property or Building or Demised Premises which may be damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship or with respect to Lessee's Alterations shall be contained in the contract or subcontract which shall be so written that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurance necessary to effect such right to direct enforcement.

     SECTION 18. Upon completion of Lessee's Alterations, Lessee's contractors, subcontractors and/or materialmen shall provide Lessor, without cost with one
(1) set of transparent "as built" plans and one (1) CADD disk of the "as built" plans.

     SECTION 19. Any approval or consent by Lessor shall in no way obligate Lessor in any manner whatsoever in respect to the finished product designed and/or constructed by Lessee. Any deficiency in design or construction, although same had prior approval of Lessor, shall be solely the responsibility of Lessee.

     SECTION 20. All items of Lessee's Alterations, labor and materials, not specifically set forth herein and designated as Lessor's Work shall be furnished and installed by Lessee.

     SECTION 21. Any reference to trade names herein are used to indicate type and quality and do not preclude the use of products produced by other manufacturers of equivalent nature, unless so noted, as approved by Lessor.

     SECTION 22. If any dispute, interpretation or difference between Lessor and Lessee arises out of any matter mentioned in these Standard Requirements, Lessor's Work, Lessee's Alterations or any matter mentioned in this Exhibit, the same shall be submitted in writing to Lessor and Lessee's architects, who shall determine the dispute or difference within ten (10) days. Said arbitrator's determination or award shall be final and binding and conclusive upon the parties. Any award or determination rendered in accordance with this provision shall be controlling and decisive of any question, matter or dispute thereafter arising under this Lease if, and to the extent that, such question, matter or dispute thereafter arising involves the same issues.

     SECTION 23. All HVAC design criteria for the Demised Premises shall be designed so that no effect upon the air conditioning of the Building will be generated. Calculations attendant to Lessee's HVAC systems must be submitted to Lessor's architect for prior written approval preceding any installation thereof.

                               EXHIBIT "G" Page 5 of 5

============================================================================

                              PARKING AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                     AS LICENSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                     AS LICENSEE.

============================================================================








                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601












                                     Prepared By:

                                  THE LAW OFFICES OF
                                  HIRSCH & KATZ, LLP
                                  595 STEWART AVENUE
                                      SUITE 400
                             GARDEN CITY, NEW YORK 11530
                                    (516) 227-1117

     THIS PARKING AGREEMENT made this 9th day of March, 1998 by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY having its office and principal place of business at 900 Cottage Grove Road, S-311, Hartford, Connecticut 06152-2311 hereinafter referred to as the Licensor, and METROMEDIA FIBER NETWORK SERVICES, INC., with offices at 110 East 42nd Street, Suite 1502, New York, New York 10017, hereinafter referred to as the Licensee.

                                 W I T N E S S E T H

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, it is mutually agreed as follows:

     SECTION 1.01.A. From and after the Commencement Date (as that term is defined in the Lease, Licensor does hereby grant unto Licensee the privilege of Thirty (30) parking spaces ("Initial Available Parking Spaces"), in an area to be designated by Licensor within the parking garage commonly known as and located at 85 North Lexington Avenue, White Plains, New York 10601 (the "Parking Garage"), for a period to be coterminous with the Term of that certain Lease between Licensor, as Lessor and Licensee, as Lessee (the "Lease") for a portion of the premises known as the Gateway and located at One North Lexington Avenue, White Plains, New York 10601 (the "Property") at the rates specified herein.

     B. From and after the Additional Premises Commencement Date (as that term is defined in the Lease, Licensor does hereby grant unto Licensee the privilege of Twelve (12) additional parking spaces ("Additional Available Parking Spaces"), in an area to be designated by Licensor within the Parking Garage, for a period to be coterminous with the Term of the Lease at the rates specified herein.

     C. Licensee acknowledges that in the event it does not require and/or take all of the Initial Available Parking Spaces as of the Commencement Date of the Lease, or the Additional Available Parking Spaces as of the Additional Premises Rent Commencement Date, as the case may be, then in such events, Lessee hereby releases and waives its rights to those parking spaces (the "Non-Essential Parking Spaces"). Subject to availability, Licensor hereby agrees that Licensee shall have the right to all or a portion of the Non-Essential Parking Spaces as it shall request, on a month to month basis, at the rates herein specified. Notwithstanding the foregoing, the privilege to hire all or a portion of the Non-Essential Parking Spaces, shall at all times be subject to Licensor's right to recapture said Non-Essential Parking Spaces on thirty (30) days written notice to Licensee and shall in no way be construed as guaranty that such Non-Essential Parking Spaces will be available to Licensee for its use during the term of the Lease.

     SECTION 1.02. Subject to availability, Licensor hereby agrees that Licensee shall have the right to Ten (10) additional parking spaces (the "Additional Parking Spaces") as it shall request, on a month-to-month basis, at the rates herein specified. Notwithstanding the foregoing, the privilege to hire the Additional Parking Spaces granted herein, shall at all times be subject to Licensor's right to recapture said Additional Parking Spaces on thirty (30) days written notice to Licensee and shall in no way be construed as guaranty that such Additional Parking Spaces will be available to Licensee for its use during the term of the Lease.

     SECTION 2.01. Licensee agrees to pay the Licensor and Licensor agrees to accept the monthly sum of Sixty-Five Dollars ($65.00) for each non-reserved parking space and Seventy-Five Dollars ($75.00) for each reserved parking space, both plus tax, for each parking space that Licensee hires. Payments shall be made in advance at the office of Licensor on the first day of each and every month during the period that this Parking Agreement shall remain in full force and effect.

     SECTION 3.01. This Parking Agreement and the license and privilege hereby granted shall apply only to those duly registered and operating private passenger motor vehicle(s) owned and operated by Licensee or Licensee's employees as more particularly set forth on EXHIBIT "A" annexed hereto and shall not be transferable to any other person or used for any other purpose other than as herein provided. Licensee, its employees, officers, directors, invitees, and contractors shall at all times during the term of this Parking Agreement, obtain and keep in full force and effect for each motor vehicle in the Parking Garage, liability insurance in accordance with the laws of the State of New York.

     SECTION 4.01. Upon failure of Licensee to promptly pay any and all charges due hereunder, or to comply with all rules and regulations regarding the use of the Parking Garage which may be promulgated by Licensor, from time to time, this Parking Agreement shall, upon notice from Licensor, terminate and become null and void and of no further force or effect. Licensor may thereafter, if necessary, remove Licensee's motor vehicle(s) from the Parking Garage without accountability, at Licensee's sole cost, expense and risk, in such manner as Licensor sees fit.

     SECTION 5.01. Licensor and Licensor's agents, officers, directors, employees, independent contractors and invitees shall not be liable for any damage, theft, fire, loss or destruction of any motor vehicle(s) owned by Licensee or its employees, licensees, invitees and independent contractors or any appurtenances thereto or the contents thereof, other than by Licensor's negligence or wilful acts, caused by or resulting from any cause whatsoever, including explosion, falling plaster, vermin, smoke, gasoline, oil, Hazardous Materials (as that term is defined in the Lease), steam, gas, electricity, earthquake, subsidence of land, hurricane, tornado, flood, wind or similar storms or disturbances or water, rain, ice or snow which may be upon, or leak or flow from, any street, road, parking lot, sewer, gas main or subsurface area, or from any part of the Parking Garage, or leakage of gasoline, oil or other substances from pipes, pipelines, appliances, storage tanks, sewers or plumbing works in or at the Parking Garage, or from any other place, or from the breaking of any electrical wire or the breaking, bursting or leaking of water or Hazardous Materials from any plumbing or sprinkler system or any other pipe or storage tanks in, on, under or about the Parking Garage.

     SECTION 6.01. Licensor shall have no obligation to patrol, guard or protect any motor vehicle(s) parked at the Parking Garage pursuant to this Parking Agreement and shall not be deemed to have custody and/or care of Licensee's motor vehicle(s) which at all times shall be deemed to remain with Licensee.

     SECTION 7.01. Except for the negligent acts or omissions of Licensor, its agents, officers, directors, employees, independent contractors and invitees, Licensee shall indemnify, defend and hold harmless, Licensor, its agents, officers, directors, employees, independent contractors and invitees, against and from any and all liability, claims, suits, demands, judgments, costs, interest and expense (including reasonable attorney's fees and reasonable disbursements) arising from any injury to or death of, any person or persons or damage to or from any injury to or death of, any person or persons or damage to property (including loss thereof) related to (a) Licensee's use of the Parking Garage or the storage of motor vehicle(s) thereon, (b) any condition created by or on behalf of Licensee in or about the Parking Garage, (c) any condition of the Parking Garage due to, or resulting from any default by Licensee in the performance of its obligations under this Parking Agreement or (d) any act, omission or negligence of the Licensee or its agents, officers, directors, employees, independent contractors or invitees. In the event any action or proceeding shall be brought against Licensor by reason of any one or more thereof, upon notice from Licensor, Licensee shall resist such action or proceeding at Licensee's expense by counsel selected by Licensee and reasonably satisfactory to Licensor.

     SECTION 8.01. In the event Licensee ceases to be a tenant or occupant of the Property, then in such event, this Parking Agreement shall automatically terminate as of the date that Licensee ceases to be such tenant or occupant of the Property.

     SECTION 9.01. Licensee acknowledges that the monthly amount charged pursuant to the terms and conditions of this Parking Agreement provided for in
Section 2 hereof is based on the current monthly rate of Seventy-Five ($75.00) Dollars for each reserved space and Sixty-Five ($65.00) Dollars for each non-reserved space. Licensee agrees that such rates may, from time to time, be increased by Licensor, with not less than thirty (30) days prior written notice to Licensee, and such increased amount shall be paid by Licensee, and shall be the greater of: (a) the then current rate increased by an annual adjustment in an amount equal to the consumer price index increase for Westchester County during the prior year provided herein, or (b) the then current fair market value for the monthly rental of parking spaces as determined by comparison to similar facilities in the downtown White Plains business district.

     IN WITNESS WHEREOF, Licensor and Licensee have respectively signed and sealed this Parking Agreement as of the day and year first above written.

                    CONNECTICUT LIFE INSURANCE COMPANY (Licensor)
                    By: Cigna Investments, Inc.


                    By:  /s/ James H. Rogers
                       ------------------------------------
                         Name:   James H. Rogers
                         Title:    Managing Director


                    METROMEDIA FIBER NETWORK SERVICES, INC. (Licensee)


                    By:  /s/ Howard Finkelstein
                       ------------------------------------
                         Name:   Howard Finkelstein
                         Title:    President

============================================================================


                              PARKING AGREEMENT BETWEEN

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                                     AS LICENSOR,

                                         AND

                       METROMEDIA FIBER NETWORK SERVICES, INC.,

                                     AS LICENSEE


============================================================================







                                      Premises:

                                     THE GATEWAY

                              One North Lexington Avenue
                            White Plains, New York 10601






============================================================================

                                     EXHIBIT "A"

                              THE LIST OF MOTOR VEHICLES

============================================================================